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Exhibit 4.1

Conformed Copy

GENCORP INC.

as Issuer

THE GUARANTORS PARTY HERETO,

as Guarantors

and

THE BANK OF NEW YORK,

as Trustee

INDENTURE

Dated as of August 11, 2003

9 1/2% SENIOR SUBORDINATED NOTES DUE 2013

Section 13.11. Multiple Counterparts.	96
Section 13.12. Severability.	96
Section 13.13. Table Of Contents, Headings, Etc.	97
Section 13.14. Qualification of this Indenture.	97

        INDENTURE dated as of August 11, 2003 between GENCORP INC., an Ohio corporation (as more fully defined below, the "Company"), the Guarantors (as more fully defined below, the "Guarantors") listed on Schedule A hereto and THE BANK OF NEW YORK, as trustee (the "Trustee").

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/2% Senior Subordinated Notes due 2013 (the "Notes"):

  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        "Acquired Indebtedness" of a Person means Indebtedness or Disqualified Capital Stock of another Person or any of its Subsidiaries existing at the time such other Person becomes a Restricted Subsidiary of the referent Person or at the time it merges or consolidates with the referent Person or any of the referent Person's Restricted Subsidiaries or is assumed by the referent Person or any Restricted Subsidiary of the referent Person in connection with the acquisition of assets from such other Person and in each case not incurred by such other Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the referent Person or such acquisition, merger or consolidation.

        "Additional Interest" has the meaning set forth in any Registration Rights Agreement and relating to amounts to be paid in the event the Company fails to satisfy certain conditions set forth therein. For all purposes of this Indenture, the term "interest" shall include Additional Interest, if any, with respect to the Notes.

        "Additional Notes" means any Notes (other than the Initial Notes and Exchange Notes and any Notes issued under Sections 2.6, 2.7, 2.10 and 3.6 hereof) issued under this Indenture in accordance with Sections 2.2, 2.15 and 4.9 hereof, as part of the same series as the Initial Notes or as an additional series.

        "Affiliate" means, with respect to any specified Person, any other Person, who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise (and the terms "controlling" and "controlled" have meanings correlative of the foregoing); provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to constitute control.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

        "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, (b) the acquisition by the Company or any Restricted Subsidiary of the Company, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration, of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person or (c) an asset exchange.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value, including, without limitation, by means of merger or consolidation, by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than the sale of inventory in the ordinary course of business or the liquidation of Cash Equivalents; provided, however, that Asset Sales shall not include (i) any transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1 million in any consecutive 12-month period, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Subsidiaries as permitted under Section 5.1 or any disposition that constitutes a Change of Control, (iii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Guarantors, (iv) the disposition of equipment no longer used or useful in the business of the Company or any of its Restricted Subsidiaries, (v) a Sale and Leaseback Transaction with respect to any assets within 90 days of the acquisition of such assets or a Sale and Leaseback Transaction with respect to any assets, the aggregate fair market value of which such assets subject to such Sale and Leaseback Transaction does not exceed $20 million, (vi) the sale or other disposition of Cash Equivalents, (vii) the sale or disposition of any assets or property received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries of any secured Investment or any other transfer of title with respect to any secured Investment in default, (viii) the grant of any license of patents, trademarks, registrations therefor and other similar intellectual property in the ordinary course of business and consistent with industry practice, (ix) the sale, conveyance, transfer or lease of any real property owned by the Company or any Restricted Subsidiary to a Real Estate Venture, (x) Restricted Payments permitted by the provisions described under Section 4.10, (xi) the creation of any Permitted Lien, and (xii) the sale of accounts receivable and related assets pursuant to a Qualified Securitization Transaction.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign, Federal or state law for the relief of debtors.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or any Person performing a similar function or designated by such Secretary, Assistant Secretary or other Person of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Borrowing Base" means, an amount equal to the sum of (i) 85% of the consolidated book value of the Receivables of the Company and the Domestic Subsidiaries plus (ii) 60% of the consolidated book value of the inventory of the Company and the Domestic Subsidiaries.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which commercial banking institutions in New York, New York or the New York Stock Exchange are authorized or obligated by law or executive order to close.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participation rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person or any rights to purchase, warrants, options, participation rights or other equivalents (however designated and whether or not voting) of partnership, membership or other equity interests of such Person.

        "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States Government or issued by any agency or instrumentally thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) or (iv) above entered into with any bank meeting the qualifications specified in clause (iv) above or any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

        "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Group; (ii) the approval by the holders of the Company's Capital Stock of any Plan of Liquidation (whether or not otherwise in compliance with the provisions of the applicable indenture); (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 45% of the aggregate Voting Stock of the Company or any successor to all or substantially all of the Company's assets; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Clearstream" means Clearstream Banking S.A. and any successor thereto.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Commodity Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Cash Flow" means, with respect to any Person, for any period, (a) the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries accrued for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period and (iii) any non-cash non-operating loss or expense associated with any unfunded post-retirement health or insurance benefit plans of the Company or its Subsidiaries to the extent deducted in computing Consolidated Net Income, but only to the extent Section 420 of the Code (or its successor provision) was utilized by the Company and its Subsidiaries during the previous fiscal year, all as determined in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated Cash Flow of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (including Disqualified Capital Stock) and the application of the proceeds thereof, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Issue Date) (provided that such Consolidated Cash Flow shall be calculated using the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or, liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock or by Subsidiaries of such Person to such Person) paid, accrued (or guaranteed) or scheduled to be paid, accrued or guaranteed during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, to the extent incurred by such Person: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of original issue discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest, (d) the interest portion of any deferred payment obligation and (e) amortization of all commissions, discounts and other fees and charges owed with respect to bankers' acceptances, letters of credit financings; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus in the case of clauses (i) and (ii) above amortization or write-off of deferred financing costs to the extent such costs are included in (i) or (ii) above, and only with respect to transactions closing at or prior to the Issue Date. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) any after-tax gains or losses from Assets Sales (except to the extent set forth in clause (l) below), (b) items classified as extraordinary or nonrecurring gains or losses on an after-tax effected basis, (c) the net income (but not loss) of any Restricted Subsidiary of the referent Person for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary to the referent Person or any Subsidiary thereof of that income is restricted, directly or indirectly, by operation of the terms of its charter or constituent documents or any agreement, instrument, judgment, decree, law, order, statute, rule, governmental regulation or for any other reason whatsoever except for amounts actually distributed, (d) the net income of any other Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person, or to a Wholly-Owned Restricted Subsidiary of the referent Person, by such other Person, (e) any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (f) net income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period), (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (h) the cumulative effect of a change in accounting principles, (i) any non-cash charges for goodwill, intangibles and other related purchase accounting adjustments relating to future acquisitions by that Person, (j) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided, that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Capital Stock), (k) any after-tax non-cash gains or losses related to defined pension plans of the Company and (l) any income from the sale of real property to the extent that net income therefrom exceeds (A) for purposes of calculating the Fixed Charge Coverage Ratio, $25 million for any Four Quarter Period (as defined in the definition of Consolidated Fixed Charge Coverage Ratio elsewhere in this section), or (B) for purposes of calculating the amount of Consolidated Net Income includable in determining the amount of permissible Restricted Payments, $25 million in any fiscal year.

        "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets, (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, and after deducting therefrom (a) all current liabilities of the Company and its Restricted Subsidiaries (excluding the current portion of (i) long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles as determined in accordance with GAAP. Consolidated Net Tangible Assets shall be measured as of the most recently ended fiscal quarter prior to the event which requires its measurement.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation and amortization and other non-cash charges of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.2 hereof, or such other address as to which the Trustee may give notice to the Company.

        "Credit Agreement" means the Agreement to Amend and Restate dated as of October 2, 2002, among the Company, the lenders named therein, together with Annex I which is the Amended and Restated Credit Agreement among the Company and the lenders named therein, dated as of December 28, 2000 and amended and restated as of October 2, 2002, and any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto or replacements thereof of all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and any agreement providing therefor (including, without limitation, any agreement increasing the amount borrowed thereunder if permitted by Section 4.9, or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), whether by or with the same or any other lender, creditors, or group of creditors, and including related notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith and whether by the same or any other agent, lender or group of lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement, currency option contract, futures contract, or other similar agreement or arrangement designed to protect a Person against fluctuations in currency exchange rates.

        "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3(c) hereof as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default under the Indenture.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 or 2.10 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

        "Designated Non-Cash Consideration" means a promissory note from the purchaser of real estate from the Company or a Restricted Subsidiary not sold in connection with the sale of a business or other non-real estate assets which is secured by a first mortgage Lien on the property sold, and which property shall be free of any other Lien or encumbrance (other than any such Lien that, by its terms, is expressly subordinated or second in priority to the Lien granted to the Company or such Restricted Subsidiary).

        "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Agreement or any Foreign Subsidiary Credit Agreement to the extent it constitutes Senior Indebtedness or Guarantor Senior Indebtedness and (ii) any other Indebtedness constituting Senior Indebtedness or Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25 million and is specifically designated in the instrument evidencing such Senior Indebtedness or Guarantor Senior Indebtedness as "Designated Senior Indebtedness" by the Company or the applicable Guarantor, as the case may be. The instrument, agreement or other document evidencing any Designated Senior Indebtedness may place limitations and conditions on the right of such Designated Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

        "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or the passage of time or both, matures or is required to be redeemed or repurchased, pursuant to a sinking fund obligation or otherwise, including at the option of the holder thereof, by the issuer thereof or any of its Subsidiaries, in whole or in part, on or prior to the final maturity date of the Notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Notes required to be purchased pursuant to the provisions of the Indenture as described under Sections 4.13 or 4.14.

        "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company organized under the laws of the United States or any state thereof or the District of Columbia.

        "Equity Offering" means an offering by the Company for cash of its Common Stock, other than an offering pursuant to an employee benefit plan.

        "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.

        "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto and the rules and regulations of the SEC promulgated thereunder.

        "Exchange Notes" means Notes registered under the Securities Act to be exchanged for Notes not so registered, pursuant to and as set forth in a Registration Rights Agreement relating to such an exchange.

        "Exchange Offer" has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by a majority of the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

        "Foreign Borrowing Base" means an amount equal to the sum of (i) 85% of the consolidated book value of the Receivables plus (ii) 60% of the consolidated book value of the inventory of the Foreign Subsidiaries incurring such Indebtedness.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

        "Foreign Subsidiary Credit Agreement" means the credit facilities and credit lines of Foreign Subsidiaries existing on the Issue Date and any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto or replacements thereof of all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and any agreement providing therefor (including, without limitation, any agreement increasing the amount borrowed thereunder if permitted by Section 4.9, or adding Foreign Subsidiaries of the Company as additional borrowers or guarantors thereunder), whether by or with the same or any other lender, creditors, or group of creditors, and including related Notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith and whether by the same or any other agent, lender or group of lenders.

        "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date.

        "Global Note Legend" means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

        "Group" means a group of related Persons, as defined in Section 13(d) of the Exchange Act.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantor" means (a) each of the Material Domestic Subsidiaries as of the Issue Date and (b) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its guarantee is released in accordance with the terms of the Indenture.

        "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of, and any other payments due pursuant to, any of the following, whether outstanding as of the date of the Indenture or incurred or created thereafter, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the guarantee of such Guarantor:

    •
    all of such Guarantor's Indebtedness, obligations and other liabilities, contingent or otherwise, for money borrowed that is evidenced by a note, bond, debenture, loan agreement or similar instrument or agreement;

    •
    all of such Guarantor's noncontingent obligations (1) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (2) under any Interest Swap Obligations, (3) under any Currency Agreements and (4) under any Commodity Agreements;

    •
    all of such Guarantor's obligations for the payment of money relating to Capitalized Lease Obligations;

    •
    any liabilities of such Guarantor's Subsidiaries described in the preceding clauses that it has guaranteed or which are otherwise its legal liability; and

    •
    renewals, extensions, refundings, refinancings, restructurings, amendments and modifications of any such obligations.

provided, however, that in no event shall "Guarantor Senior Indebtedness" include (a) Indebtedness or other obligations owed to any Guarantor's Subsidiaries or Affiliates; (b) trade account payables incurred in the ordinary course of business, (c) any liabilities for taxes owed or owing by such Guarantor, (d) Indebtedness incurred in violation of the Indenture provisions under Section 4.9, (e) Disqualified Capital Stock or (f) its obligations under the guarantee.

        "Holder" means a Person in whose name a Note is registered on the Registrar's books.

        "incur" means to directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of.

        "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, to the extent of such portion, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person, (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, including accrued dividends, if any and (x) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any Obligation of the type referred to in clauses (i) through (vi) and this clause (x), whether or not between or among the same parties. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of the original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

        "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Initial Notes" means $150.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

        "Interest Payment Dates" shall have the meaning set forth in paragraph 1 of each Note.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee or the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition (whether by merger, consolidation, purchase or otherwise) by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person other than the notes. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be and commission, travel and similar advances to officers and employees made in the ordinary course of business. For purposes of Section 4.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or writeoffs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such former Restricted Subsidiary not sold or disposed of. The value of any property deemed to be an Investment shall be the Fair Market Value of such property at the time of transfer.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

        "Investment Grade Status" means any time at which the ratings of the Notes by both Moody's and S&P are Investment Grade Ratings.

        "Issue Date" means the date of original issuance of the Notes.

        "Letter of Transmittal" means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

        "Lien", with respect to any Property of any Person, means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) on or with respect to such Property.

        "Material Domestic Subsidiary" means any Domestic Subsidiary of the Company, the Consolidated Net Tangible Assets of which were more than 7.5% of the Company's Consolidated Net Tangible Assets as of the end of the most recently completed fiscal year of the Company for which audited financial statements are available; provided that, in the event the aggregate of the Consolidated Net Tangible Assets of all Domestic Subsidiaries that do not constitute Material Subsidiaries exceeds 7.5% of the Company's Consolidated Net Tangible Assets as of such date, the Company shall, to the extent necessary, designate sufficient Domestic Subsidiaries to be deemed to be "Material Domestic Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall thereafter constitute Material Domestic Subsidiaries, or any Domestic Subsidiary that becomes a subsidiary guarantor under the Credit Agreement.

        "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Senior Indebtedness or Guarantor Senior Indebtedness that is required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (e) payments to be made to other holders of capital stock in a Restricted Subsidiary, Permitted Joint Venture or Real Estate Venture in accordance with their pro rata interest in the entity; (f) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold within 30 days of the sale thereof; and (g) relocation expenses incurred as a result of the Asset Sale.

        "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes a lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "note guarantee" means the guarantee of the Notes by each of the Guarantors.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, whether contingent or otherwise.

        "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or an Affiliate of the Company.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

        "Permitted Business" means the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors).

        "Permitted Indebtedness" means, without duplication, each of the following:

            (i)    Indebtedness of the Company or any of its Subsidiaries incurred or guaranteed pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $313 million in the aggregate reduced by any required permanent repayments pursuant to the provisions set forth under Section 4.13 (which are accompanied by a corresponding permanent commitment reduction) or any permanent reduction of commitments under the term loan thereunder or (b) an amount determined in accordance with a Borrowing Base;

            (ii)   Indebtedness under the Notes, the Indenture and the guarantees outstanding at the Issue Date and the corresponding Exchange Notes on the date of exchange;

            (iii)  Interest Swap Obligations of the Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture in the ordinary course of business and not for speculative purposes and to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (iv)  Indebtedness of the Company or any of its Subsidiaries under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (v)   Indebtedness of the Company or any of its Subsidiaries under Commodity Agreements entered into in the ordinary course of the financial management of the Company or such Subsidiary and not for speculative purposes;

            (vi)  Indebtedness of a Domestic Subsidiary to the Company or to a Domestic Subsidiary for so long as such Indebtedness is held by the Company or a Domestic Subsidiary, in each case subject to no Liens held by any Person other than the Company or a Domestic Subsidiary; provided, however any Indebtedness of a Guarantor to any Subsidiary of the Company that is not a Guarantor incurred after the Issue Date is unsecured and subordinated, pursuant to a written agreement, to such Guarantor's guarantee; and provided, further that if as of any date any Person other than the Company or a Domestic Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, or such Domestic Subsidiary is designated an Unrestricted Subsidiary, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

            (vii) Indebtedness of the Company to a Domestic Subsidiary for so long as such Indebtedness is held by a Domestic Subsidiary, in each case subject to no Lien; provided, however, that (a) any Indebtedness of the Company to any Domestic Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Domestic Subsidiary owns or holds any such Indebtedness or a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

            (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

            (ix)  Indebtedness of the Company or any of its Subsidiaries represented by letters of credit or performance bonds for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (x)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction, improvement or lease of property, plant or equipment used in a Permitted Business (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets), in each case, in an amount not to exceed the Fair Market Value of the property, plant or equipment for which such Indebtedness was incurred at the time such Indebtedness was incurred and in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x) not to exceed $15 million at any time outstanding;

            (xi)  guarantees provided under Section 4.18 and the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary not otherwise prohibited by the Indenture;

            (xii) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

            (xiii) Indebtedness of the Company or any Restricted Subsidiary evidenced by promissory notes subordinated to the Notes and the Exchange Notes issued to current or former employees, directors, officers or consultants of the Company or any Restricted Subsidiary in lieu of cash payment for any Capital Stock of the Company being repurchased from such persons; provided that the aggregate amount of Indebtedness incurred does not exceed $3 million in any calendar year;

            (xiv) Acquired Indebtedness; provided that at the time such Person was acquired by the Company or Restricted Subsidiary and after giving effect to the incurrence of such

    Indebtedness either the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the second sentence of the first paragraph of this covenant;

            (xv) Indebtedness of the Company or a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company otherwise permitted by and in accordance with the provisions of the Indenture in an amount not greater than the net amount received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (xvi) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

            (xvii) Indebtedness of the Company or a Restricted Subsidiary to any Permitted Joint Venture or Real Estate Venture which when aggregated with Permitted Investments incurred pursuant to clause (xiii) of the definition of Permitted Investments does not to exceed the greater of $25 million or 3% of Consolidated Net Tangible Assets in the aggregate at any time outstanding;

            (xviii) Indebtedness of Foreign Subsidiaries to the Company or any Domestic Subsidiary; provided that insofar as such Indebtedness exceeds $25 million, such excess shall be deducted from amounts available to make Restricted Payments;

            (xix) Indebtedness of Foreign Subsidiaries pursuant to the Foreign Subsidiary Credit Agreement in an amount equal to the greater of (i) $35 million or (ii) the Foreign Borrowing Base;

            (xx) Indebtedness existing on the date of the Indenture;

            (xxi) Refinancing Indebtedness; and

            (xxii) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $20 million at any one time outstanding.

        "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in the Company or any Domestic Subsidiary or any Person that is or will become immediately after such Investment a Domestic Subsidiary or that will merge or consolidate into the Company or a Domestic Subsidiary; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided, however, that any Indebtedness evidencing such Investment by a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes and pursuant to applicable law not in excess of $2 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations and Commodity Agreements entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 4.13; (viii) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (ix) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice; (x) Investments in Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments in lieu of cash amounts in which there has been a default; (xi) Investments acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (xii) Investments the consideration for which consists solely of shares of Common Stock of the Company; (xiii) so long as no Event of Default has occurred and is continuing, Investments in any Real Estate Venture or Permitted Joint Venture; provided that the aggregate amount of Investments made pursuant to this clause (xiii), which when aggregated with Permitted Indebtedness incurred pursuant to clause (xvii) of the definition of Permitted Indebtedness shall not exceed the greater of $25 million or 3% of Consolidated Net Tangible Assets in the aggregate at any time outstanding; (xiv) Investments in Foreign Subsidiaries which when aggregated with Permitted Indebtedness incurred pursuant to clause (xviii) of the definition of Permitted Indebtedness shall not to exceed $25 million; and (xv) additional Investments in an amount outstanding at any one time not to exceed $15 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value). In the event an Investment pursuant to clause (xiii) or (xiv) is sold for cash or otherwise liquidated or repaid for cash the lesser of (A) the cash return of capital with respect to such Investment (less the cost of disposition if any), and (B) the initial amount of such Investment shall no longer be deemed outstanding for purposes of such clause.

        "Permitted Joint Venture" means any Person which is not a Subsidiary and is, directly or indirectly, through its Subsidiaries or otherwise, engaged principally in a Permitted Business, and at least 20% of the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand, whose principal facilities are located outside the United States of America.

        "Permitted Liens" means the following types of Liens:

            (i)    Liens in favor of the Trustee in its capacity as trustee for the Holders;

            (ii)    Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or that can be paid without penalty or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (iii)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (iv)    Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, deposits for the payment of rent and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (v)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (vi)    easements, rights-of-way, zoning restrictions, irregularities of title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (vii)    any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (viii)    Liens to secure Purchase Money Indebtedness of the Company or any Restricted Subsidiary not to exceed $15 million in the aggregate at any one time outstanding; provided, however, that (A) the related Purchase Money Indebtedness is permitted to be incurred in accordance with Section 4.9, (B) the related Purchase Money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (C) the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

            (ix)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (x)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (xi)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

            (xii)    Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

            (xiii)    Liens securing Indebtedness under Currency Agreements or Commodity Agreements;

            (xiv)    Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

            (xv)    Liens existing on the date of the Indenture;

            (xvi)    Liens securing Refinancing Indebtedness where the Liens securing Indebtedness being refinanced were permitted under the Indenture and on terms no more restrictive than the Indebtedness being refinanced;

            (xvii)    Liens under licensing agreements permitted under the Indenture;

            (xviii)    Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law to secure payment of customs duties;

            (xix)    Liens granted in connection with a Qualified Securitization Transaction;

            (xx)    Liens arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action; and

            (xxi)    Customary deposits granted in the ordinary course of business under operating leases otherwise permitted under the Indenture.

        "Person" means an individual, partnership, corporation, unincorporated organization, association, joint stock company, company (including a limited liability company), trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

        "Plan of Liquidation" means a plan or proposal for the liquidation or dissolution of an entity in accordance with the laws of the jurisdiction of its formation.

        "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.7 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

        "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary in connection with or reasonably related to a transaction or series of transactions in which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement governing any such transactions may be renewed, refinanced, amended, restated or modified from time to time.

        "Real Estate Venture" means any Person which is not a Restricted Subsidiary and is, directly or indirectly, through its Subsidiaries or otherwise, engaged principally in the acquisition, development or financing of real estate activities, and at least 20% of the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

        "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto and other related rights.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness (including Disqualified Capital Stock) incurred in accordance with Section 4.9 (provided that Refinancing Indebtedness shall not include Indebtedness described in clauses (i), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xv), (xvi), (xvii), (xviii), (xix), (xx) and (xxii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount or liquidation preference of Indebtedness (or if such Indebtedness was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) of such Person and plus the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Refinancing), except to the extent that any such increase in Indebtedness is otherwise permitted by the Indenture or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity or redemption date earlier than the final maturity or redemption date of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such

Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or the guarantees, then such Refinancing Indebtedness shall be subordinate to the Notes or the guarantees, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Registration Rights Agreement" means the Registration Rights Agreement dated on or prior to the Issue Date among the Company, the Guarantors and the Initial Purchasers and any Registration Rights Agreement entered into by the Company and the Guarantors in connection with the issuance of Additional Notes.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the applicable date specified as a "Record Date" on the face of the Note.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

        "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

        "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

        "Restricted Global Notes" means 144A Global Notes and Regulation S Global Notes.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "S&P" means Standard & Poor's Rating Service, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the

Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property, other than between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

        "Senior Indebtedness" means, the principal of, premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of, and any other payments due pursuant to, any of the following, whether outstanding as of the date of the Indenture or incurred or created thereafter, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes:

    •
    all of our Indebtedness, obligations and other liabilities, contingent or otherwise, for money borrowed that is evidenced by a note, bond, debenture, loan agreement or similar instrument or agreement, including, without limitation, all amounts outstanding from time to time under the Credit Agreement;

    •
    all of our noncontingent obligations (1) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (2) under any Interest Swap Obligations and (3) under any Currency Agreements;

    •
    all of our obligations for the payment of money relating to Capitalized Lease Obligations;

    •
    all of our obligations pursuant to the guarantee by the Company or a Restricted Subsidiary of Indebtedness of Foreign Subsidiaries pursuant to the Foreign Subsidiary Credit Agreement;

    •
    any liabilities of our Subsidiaries described in the preceding clauses that we have guaranteed or which are otherwise our legal liability; and

    •
    renewals, extensions, refundings, refinancings, restructurings, amendments and modifications of any such obligations.

provided, however, that in no event shall Senior Indebtedness include (a) Indebtedness or other obligations owed to any of our Subsidiaries or Affiliates; (b) trade account payables or any other obligation of the Company to trade accounts created or assumed by the Company incurred in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities, (c) any liabilities for federal, state, local or other taxes owed or owing by us or any of our Subsidiaries, (d) Indebtedness incurred in violation of the Indenture provisions under Section 4.9, (e) our obligations under the Company's 5 3/4% Convertible Subordinated Notes due 2007, (f) Obligations with respect to Capital Stock of the Company, (g) our obligations under the Notes or (h) Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes.

        "Shelf Registration Statement" has the meaning set forth in any Registration Rights Agreement relating to registering Notes under the Securities Act.

        "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Securitization Transaction or other similar transactions of Receivables or other similar or related assets.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (or any later date established in any amendment to such documentation), and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary", with respect to any Person, means (i) any corporation, company (including any limited liability company) joint venture, association or other business entity of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, managers or trustees under ordinary circumstances shall at the time be owned or controlled, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more of the other Subsidiaries of that Person (or a continuation thereof).

        "TIA" means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

        "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with or on behalf of and registered in the name of the Depositary or its nominee.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that does not directly or indirectly own, beneficially or of record, any Capital Stock of, and subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary of the Company and that, at the time of determination shall be or continue to be designated as an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided for in Section 4.17; provided, that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not a party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained from Persons who are not Affiliates of the Company or that complies with the provisions under Section 4.11; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to (x) subscribe for additional Capital Stock or (y) maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, and (ii) any Subsidiary of an Unrestricted Subsidiary.

        "Voting Stock" means stock or securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking, fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly-Owned Restricted Subsidiary" of any Person means any Wholly-Owned Subsidiary which is also a Restricted Subsidiary of such Person.

        "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by such Person or any Wholly-Owned Subsidiary of such Person.

        "144A Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

Section 1.2. Other Definitions.

Term	Defined in Section
"Acceleration Notice"	6.2
"Affiliate Transaction"	4.11
"Asset Sale Offer"	4.12	(c)
"Authentication Order"	2.2	(d)
"Benefited Party"	10.1
"Change of Control Amount"	4.14	(a)
"Change of Control Offer"	4.14	(a)
"Change of Control Offer Period"	3.9	(c)
"Company"	Preamble
"Covenant Defeasance"	8.3
"DTC"	2.3	(b)
"Event of Default"	6.1
"Excess Proceeds"	4.12	(b)
"Legal Defeasance"	8.2
"Legal Holiday"	13.7
"losses"	7.7
"Net Proceeds Offer"	4.13	(c)
"Net Proceeds Offer Amount"	4.13	(c)
"Net Proceeds Offer Payment Date"	4.13	(c)
"Net Proceeds Offer Period"	3.9	(c)
"Net Proceeds Offer Trigger Date"	4.13	(c)
"Notes"	Preamble
"Offer Amount"	3.9	(b)(ii)
"Offer Period"	3.9	(c)
"Offer to Purchase"	3.9	(a)
"Paying Agent"	2.3	(a)
"Payment Blockage Period"	11.5
"Payment of the Notes"	11.5
"Purchase Date"	3.9	(d)
"Reference Date"	4.10	(iii)(x)
"Registrar"	2.3	(a)
"Replacement Assets"	4.13	(c)
"Representative"	11.3	(a)
"Restricted Payment"	4.10	(d)
"Security Register"	2.3	(a)
"Surviving Entity"	5.1	(a)(i)

Section 1.3. Incorporation by Reference of Trust Indenture Act.

          (a)   Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          (b)   The following TIA term used in this Indenture has the following meaning:

            "obligor" on the Notes means the Company and any successor or other obligor upon the Notes.

          (c)   All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or SEC rule, as applicable.

Section 1.4. Rules of Construction.

        Unless the context otherwise requires:

            (i)    a term has the meaning assigned to it;

            (ii)   an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

            (iii)  "or" is not exclusive;

            (iv)  words in the singular include the plural, and in the plural include the singular;

            (v)   all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed or as amended;

            (vi)  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (vii) "including" means "including without limitation;"

            (viii) provisions apply to successive events and transactions; and

            (ix)  references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

ARTICLE 2.
THE NOTES

Section 2.1. Form and Dating.

        (a)    General.    The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibits A-1 and A-2 hereto, which are hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibits A-1 and A-2. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)    Form of Notes.    Notes shall be issued initially in global form and shall be substantially in the form of Exhibits A-1 and A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

        (c)    Book-Entry Provisions.    This Section 2.1(c) shall apply to all Global Notes. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

        (d)    Euroclear and Clearstream Procedures Applicable.    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.2. Execution and Authentication.

        (a)    One senior executive officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

        (b)    If an officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

        (c)    A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Note shall be substantially as set forth in Exhibits A-1 and A-2 hereto.

        (d)    The Trustee shall, upon a written order of the Company signed by a senior executive officer requesting the authentication and delivery of Notes (an "Authentication Order"), authenticate Notes for original issue and deliver them in accordance with such Authentication Order.

        (e)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent with respect to Holders.

Section 2.3. Registrar and Paying Agent.

        (a)    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register (the "Security Register") of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents; provided, however, that there shall be only one Security Register. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may enter into an appropriate agency agreement with any Agent not party to this Indenture, which may incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        (b)    The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        (c)    The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.4. Paying Agent to Hold Money in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Persons entitled thereto all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.1(g) and (h) hereof relating to the Company or any Material Domestic Subsidiary, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5. Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

Section 2.6. Transfer and Exchange.

        (a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred except as a whole by (1) the Depositary to a nominee of the Depositary, (2) a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (3) the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Company shall exchange Global Notes for Definitive Notes if: (1) the Company delivers to the Trustee a notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or (2) an Event of Default shall have occurred and be continuing. Upon the occurrence of any of the preceding events in clauses (1) or (2) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.6(b), (c) or (f) hereof.

        (b)    Transfer and Exchange of Beneficial Interests in the Global Notes.    The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

          (i)    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to or for the account or benefit of a "U.S. Person" (as defined in Rule 902(k) of Regulation S) (other than a "distributor" (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

          (ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, including any transfers or exchanges subject to Section 2.6(b)(iii) through (v) below, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.6(a) hereof, (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note, if required to be issued pursuant to Section 2.6(a) hereof, in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period, (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act and (z) the receipt by the Trustee of written certification that such transfer is in accordance with the restrictions set forth on the legend. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of the Restricted Global Notes, which, in the case of Global Notes, may be accomplished by the Depository through the Applicable Procedures. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust or cause to be adjusted the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

          (iii)    Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

            (A)    if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by Applicable Procedures, item (3) thereof; and

            (B)    if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.    A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

            (A)    such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

            (B)    such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

            (C)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

            (D)    the Registrar receives the following:

              (1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

              (2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this clause (D), if the Company, any Guarantor, the Trustee or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to clause (A), (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (A), (B) or (D) above.

          (v)    Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

        (c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. In the event Definitive Notes are issued pursuant to Section 2.6(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

            (A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

            (B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)    if such beneficial interest is being transferred to a "non-U.S. Person" (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E)    if such beneficial interest is being transferred to the Company, the Guarantors or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

            (F)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof; or

            (G)    is such beneficial interest is being transferred pursuant to any other exemption from the registration requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(d) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.6(h) hereof the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii)    Beneficial Interests in Regulation S Temporary Global Note to Restricted Definitive Notes.    Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.    In the event Definitive Notes are issued pursuant to Section 2.6(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

            (A)    such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

            (B)    such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

            (C)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

            (D)    the Registrar receives the following:

              (1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

              (2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

        Upon satisfaction of the conditions of any of the clauses of this Section 2.6(c)(iii) the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.6(h) hereof the aggregate principal amount of the applicable Restricted Global Note.

          (iv)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.    In the event Definitive Notes are issued pursuant to Section 2.6(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.6(h) hereof the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.

        (d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

            (A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

            (C)    if such Restricted Definitive Note is being transferred to a "non-U.S. Person" (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof.

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.6(h) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, and in the case of clause (C) above, a Regulation S Global Note.

          (ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A)    such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

            (B)    such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

            (C)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

            (D)    the Registrar receives the following:

              (1)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

              (2)    if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4)(a), (b) or (c) thereof;

      and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

        Upon satisfaction of the conditions of any of the clauses in this Section 2.6(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.6(h) hereof the aggregate principal amount of the Unrestricted Global Note.

          (iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.6(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

          (iv)    Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.    An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

          (v)    Issuance of Unrestricted Global Notes.    If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e)    Transfer and Exchange of Definitive Notes for Definitive Notes.

        Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

          (i)    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

            (A)    if the transfer shall be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B)    if the transfer shall be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)    if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(a), (b) or (d) thereof, if applicable.

          (ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

            (A)    such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

            (B)    any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

            (C)    any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

            (D)    the Registrar receives the following:

              (1)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

              (2)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

        and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

        Upon satisfaction of the conditions of any of the clauses of Section 2.6(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

          (iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A Holder of an Unrestricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

        (f)    Exchange Offer.    Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the applicable Restricted Global Notes (A) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement, and (B) accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and the Trustee shall authenticate and deliver (1) to or on behalf of the Depository, such Unrestricted Global Note or Notes in the appropriate principal amount and (2) to the Persons designated by the Holders of Restricted Definitive Notes so accepted, Unrestricted Definitive Notes in the appropriate principal amount.

        (g)   Legends.    The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

    (i)
    Private Placement Legend.

              (A)    Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFF-SHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, IF AVAILABLE, (D) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY

REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            (B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (d)(v), (e)(ii), (e)(iii) or (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

  (ii)    Global Note Legend.    Each Global Note shall bear a legend in substantially the following form:

        "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

        (h)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian or by the Depositary at the direction of the Trustee to reflect such increase.

        (i)    General Provisions Relating to Transfers and Exchanges.

          (i)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.13, 4.14 and 9.5 hereof).

          (ii)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          (iii)    Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the date of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

          (v)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

          (vi)    The Trustee is hereby authorized and directed to enter into a letter of representations with the Depositary in the form provided by the Company and to act in accordance with such letter.

          (vii)    Subject to the applicable provisions of this Section 2.6, to permit registrations of transfers and exchanges, the Company shall execute, and the Trustee shall authenticate, Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (viii)    The Trustee shall authenticate Global Notes and Definitive Notes for original issue in accordance with the provisions of Section 2.2 hereof.

          (ix)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, Indirect Participants and/or holders or owners of beneficial interests in any Global Note), other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7.    Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide security or indemnity sufficient, in the judgment of the Trustee or the Company, as applicable, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

        Every replacement Note issued in accordance with this Section 2.7 shall be the valid obligation of the Company evidencing the same Indebtedness as the destroyed, lost or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.    Outstanding Notes.

        (a)    The Notes outstanding at any time shall be the entire principal amount of Notes represented by all the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.6 hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.7(a) hereof.

        (b)    If a Note is replaced pursuant to Section 2.7 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        (c)    If the principal amount of any Note is considered paid under Section 4.1 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

        (d)    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company, any Guarantor or by any other obligor upon the Notes or by any Affiliate of the Company, any Guarantor or any such obligor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.    Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

        Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) in accordance with its then customary procedures unless the Company directs them to be returned to it. Certification of the disposition of all cancelled Notes shall be delivered to the Company from time to time upon request unless by a written order, signed by a senior executive officer of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.    Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.    CUSIP or ISIN Numbers.

        The Company in issuing the Notes may use "CUSIP" and/or "ISIN" numbers and notices of an Offer to Purchase and may use such numbers on other notices to Holders provided for herein (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, any notice of an Offer to Purchase or such other notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

Section 2.14.    Additional Interest.

        If Additional Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.1 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the

Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the details of such payment.

Section 2.15.    Issuance of Additional Notes.

        The Company shall be entitled, subject to its compliance with Section 4.9 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and Offers to Purchase.

        With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

          (a)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (b)           the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code and such Officers' Certificate shall state in effect that such Additional Notes are not being issued at such a price; and

          (c)           whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.6 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16.    Record Date.

        The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.1.    Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers' Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.2.    Selection of Notes to Be Redeemed.

        If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate (and in compliance with applicable legal requirements); provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly as a pro rata basis as is practicable (subject to the Depository Trust Company's procedures) unless such method is otherwise prohibited. However, no Notes of a principal amount of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3.    Notice of Redemption.

        At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's address appearing in the Security Register.

        The notice shall identify the Notes to be redeemed and shall state:

          (a)   the redemption date;

          (b)   the redemption price;

          (c)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)   the name and address of the Paying Agent;

          (e)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f)    that, unless the Company defaults in making such redemption payment, interest on Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder is to receive payment of the redemption price upon presentation and surrender to the Paying Agent of the Notes;

          (g)   the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h)   the CUSIP and ISIN numbers, if any, and that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 15 days (or such shorter period allowed by the Trustee) prior to the date such notice is to be given, an Officers' Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.3.

Section 3.4.    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.5.    Deposit of Redemption Price.

        On or prior to 10:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary or any Affiliate of them is acting as its own Paying Agent, segregate and hold in trust) money sufficient to pay the redemption price of and, if applicable, except if the redemption date shall be an interest payment date, accrued and unpaid interest on all Notes to be redeemed on that date.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for purchase or redemption in accordance with Section 2.8(d) hereof, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6.    Notes Redeemed in Part.

        Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7.    Optional Redemption.

        (a)   At any time on or prior to August 15, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 109.500% of the principal amount thereof, plus accrued and unpaid interest, to the redemption date, provided that:

            (1)   at least 65% of the original aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

            (2)   the redemption date occurs within 90 days of the after the consummation of any such Equity Offering.

        (b)   Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Company's option prior to August 15, 2008.

        (c)   On or after August 15, 2008, the Company may redeem all or a part of the Notes for cash upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2008	104.750%
2009	103.167%
2010	101.583%
2011 and thereafter	100.000%

        (d)   Any prepayment pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8.    Mandatory Redemption.

        Except as set forth in Sections 4.13 and 4.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offers to purchase, the Notes.

Section 3.9.    Offers To Purchase.

        (a)   In the event that, pursuant to Section 4.13 or 4.14 hereof, the Company shall be required to commence a Net Proceeds Offer or Change of Control Offer (each, an "Offer to Purchase"), it shall follow the procedures specified below.

        (b)   The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the Security Register a notice, the terms of which shall govern the Offer to Purchase, stating in effect:

            (i)  that the Offer to Purchase is being made pursuant to this Section 3.9 and Section 4.13 or 4.14, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the transaction or transactions that constitute the Change of Control;

           (ii)  the principal amount of Notes subject to the Net Proceeds Offer or the Change of Control Offer pursuant to Section 4.13 or 4.14 hereof, respectively (the "Offer Amount"), the purchase price, the Offer Period and the Purchase Date (each as defined below);

          (iii)  except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

          (iv)  that any Note not tendered or accepted for payment shall continue to accrue interest;

           (v)  that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

          (vi)  that Holders electing to have a Note purchased pursuant to the Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

         (vii)  that, in the case of a Change of Control Offer, Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent, if any, at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

        (viii)  that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (ix)  that, in the case of a Net Proceeds Offer, if the aggregate principal amount of Notes surrendered by the Holders, together with the other Senior Indebtedness, Guarantor Senior Indebtedness or pari passu Indebtedness to be repaid in connection with the Net Proceeds Offer exceeds the Net Proceeds Offer Amount, the Company shall select the Notes and other Indebtedness to be purchased on a pro rata basis (based on the amounts tendered, with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

           (x)  that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

          (xi)  any other procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment.

        (c)   The Net Proceeds Offer shall remain open for a period of at least 20 Business Days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "Net Proceeds Offer Period"). The Change of Control Offer shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period," and together with the "Net Proceeds Offer Period, the "Offer Period").

        (d)   Subject to the provisions of Section 4.13 hereof, no later than 10:00 a.m. (New York City time) on the third Business Day after the termination of the Offer Period (the "Purchase Date"), the Company shall, to the extent lawful:

            (i)  accept for payment (on a pro rata basis to the extent necessary in connection with an Net Proceeds Offer) the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered when taken together with all Senior Indebtedness, Guarantor Senior Indebtedness and pari passu Indebtedness to be repaid in connection with such Net Proceeds Offer, all Notes tendered and not withdrawn;

           (ii)  deposit with the Paying Agent (or if the Company or a Subsidiary or any Affiliate of them is acting as its own Paying Agent, segregate and hold in trust) money sufficient to pay the

  Offer Amount, plus accrued and unpaid interest, if any, in respect of all Notes or portions of Notes properly tendered; and

          (iii)  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9.

        (e)   The Company, the Depositary or the Paying Agent, as the case may be, shall not later than the Purchase Date deliver to each tendering Holder of Notes properly tendered and accepted by the Company for purchase the Purchase Amount for such Notes, and the Company shall promptly execute and issue a new Note, and the Trustee, upon receipt of an Authentication Order shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

        (f)    If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

        (g)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Section 4.13 or 4.14, as applicable, this Section 3.9 or other provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.13 or 4.14, as applicable, this Section 3.9 or such other provision by virtue of such compliance.

        (h)   Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made in accordance with the provisions of Section 3.1 through 3.6 hereof.

ARTICLE 4.
COVENANTS

Section 4.1.    Payment of Notes.

        The Company shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day.

        The Company shall pay (to the extent that it may lawfully do so) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

        Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.2.    Maintenance of Office or Agency.

        (a)   The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment or repurchase, registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the agent of the Trustee in The City of New York shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        (b)   The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        (c)   The Company hereby designates the Corporate Trust Office of the Trustee, as one such office or agency of the Company in accordance with Section 2.3 hereof.

Section 4.3.    Reports.

        (a)   Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will file with the SEC all information, documents and reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

        (b)   In addition, the Company shall file with the Trustee, within 20 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

        (c)   Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Notes or the Exchange Notes, as applicable, upon request. In addition, for so long as of the Notes remain outstanding, the Company shall make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Notes pursuant to an effective registration statement filed by the Company.

        (d)   The Company shall also comply with the other provisions of TIA § 314(a).

        (e)   Delivery of such reports, information and documents to the Trustee pursuant to any of the provisions of this Section 4.3 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

Section 4.4.    Compliance Certificate.

        (a)   The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, the Guarantors and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company, the Guarantors and their Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the signer's knowledge, the Company, the Guarantors and their Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the signer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the signer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purpose of this Section 4.4, compliance shall be determined without regard to any grace period or requirement of notice.

        (b)   Each of the Company, the and the Guarantors, shall otherwise comply with TIA §314(a)(4).

Section 4.5.    Payment of Taxes and Other Claims.

        The Company shall pay or discharge or cause to be paid or discharged, and shall cause each of their Subsidiaries to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, directly or by reason of its ownership of any Subsidiary or upon the income, profits or property of the Company; and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company; provided, however, that the

Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

Section 4.6.    Stay, Extension and Usury Laws.

        The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7.    Corporate Existence.

        Subject to Article 5 hereof, the Company and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights, and the corporate, partnership or other existence and rights of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, the Guarantor or any such Restricted Subsidiary; provided, however, that the Company and each Guarantor shall not be required to preserve the corporate, partnership or other existence or any of its rights of any non-Guarantor Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.8.    Limitation on Payments for Consent.

        The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders prior to the expiration of the solicitation.

Section 4.9.    Limitation on Incurrence of Additional Indebtedness.

        (a)   The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to incur any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence on a pro forma basis thereof, and to the extent set forth in the definition of Consolidated Fixed Charge Coverage Ratio, the use of proceeds thereof, the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries, taken as a whole, is greater than 2.25 to 1.0.

        (b)   Prior to any incurrence of Indebtedness (other than Permitted Indebtedness) pursuant to the last sentence of the preceding paragraph, the Company shall deliver to the Trustee an Officers' Certificate setting forth the calculations by which such incurrence was determined to be permitted.

        (c)   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness shall be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by the Company; provided, however, that any incurrence of Indebtedness under Credit Agreement must be incurred pursuant to clause (i) of the definition of Permitted Indebtedness. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

        (d)   For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the New York foreign exchange markets on the date of the incurrence of any Indebtedness, in the case of term debt, or first committed, in the case of revolving credit debt; provided that (1) the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the date of the Indenture will be calculated based on the relevant currency exchange rate in effect on the date of the Indenture, and (2) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency than the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        (e)   Notwithstanding anything to the contrary in the foregoing, the maximum amount of Indebtedness that the Company and its Restricted Subsidiary may have pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in currency exchange rates.

Section 4.10.    Limitation on Restricted Payments.

        The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

        (a)   declare or pay any dividend or make any distribution (other than dividends or distributions made to the Company or any Wholly-Owned Restricted Subsidiary of the Company and other than any dividend or distribution payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's or such Restricted Subsidiaries' Capital Stock to holders of such Capital Stock,

        (b)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of Capital Stock of the Company for Qualified Capital Stock of the Company),

        (c)   make any payment in respect of any amendment of the terms of, or make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's guarantee, or

        (d)   make any Investment (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"),

if at the time of such Restricted Payment or immediately after giving effect, on a pro forma basis, thereto,

            (i)  a Default or an Event of Default shall have occurred and be continuing, or

           (ii)  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the Section 4.9, or

          (iii)  the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made by the Company and its Restricted Subsidiaries subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company pursuant to a Board Resolution) shall exceed the sum of:

            (w)  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and its Subsidiaries earned during the period beginning on June 1, 2003 and ending on the last day of the fiscal quarter ending at least 30 days prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

            (x)   100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock (or Senior Indebtedness or pari passu Indebtedness of the Company that has been converted into or exchanged for such Qualified Capital Stock) of the Company, including treasury stock, excluding any net cash proceeds from an Equity Offering to the extent used to redeem the Notes or any junior Indebtedness and any net cash proceeds received by the Company from any such sale of Qualified Capital Stock of the Company which has been financed, directly or indirectly, using funds (1) borrowed from the Company or any of its Subsidiaries, unless and until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Company or by any of its Subsidiaries; plus

            (y)   to the extent that any Investment made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary and such Investment or designation of an Unrestricted Subsidiary has been treated as a Restricted Payment, the lesser of (A) the cash return of capital with respect to such Investment (less the cost of disposition, if any) (but only to the extent not included in clause (iii)(w) above) and (B) the initial amount of such Investment that was treated as a Restricted Payment; plus

            (z)   $15 million.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) any Permitted Investment; (2) the payment of any dividend or distribution or consummation of irrevocable redemption within 60 days after the date of declaration of such dividend or distribution or giving of irrevocable redemption notice if the dividend or distribution or redemption would have been permitted on the date of declaration or giving of irrevocable redemption notice; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition (by redemption, repurchase or otherwise) of any shares of Capital Stock of the Company, any Restricted Subsidiary, any

Real Estate Venture or any Permitted Joint Venture, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, any Restricted Subsidiary, any Real Estate Venture or any Permitted Joint Venture; (4) if no Default or Event of Default shall have occurred and be continuing, the acquisition (by redemption, repurchase or otherwise) of any Indebtedness of the Company, any Restricted Subsidiary, any Real Estate Venture or any Permitted Joint Venture that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company or Refinancing Indebtedness, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (5) the declaration and payment of any dividend by a Restricted Subsidiary to the holders of such Restricted Subsidiary's Capital Stock on a pro rata basis; (6) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, Capital Stock; provided, however, that the aggregate amount of such repurchases shall not exceed $3 million in any calendar year; (7) the repurchase of Capital Stock of the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of Capital Stock to pay the exercise price of such options; (8) any redemption, pursuant to the terms of the Rights Agreement, dated as of February 18, 1987, as subsequently amended on December 7, 1987, August 21, 1995 and January 20, 1997, between the Company and the Rights Agent thereunder, of the Company's preferred share purchase rights (or Capital Stock issuable upon exercise thereof) that are attached to the Company's common stock; (9) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company; provided that the Disqualified Capital Stock of the Company that replaces the retired shares of Disqualified Capital Stock of the Company shall not require the direct or indirect payment of any liquidation preference earlier in time than the final stated maturity of the retired shares of Disqualified Capital Stock of the Company; and (10) any Investment, if at the time the Company or any Restricted Subsidiary first incurred a commitment for such Restricted Payment, such Investment could have been made; provided, however, that the Investment is made within 90 days from the date in which the Company or the Restricted Subsidiary incurs the commitment. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (2), (3) (ii), (4) (ii) (A) and (10) shall, without duplication, be included in such calculation.

        For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the Fair Market Value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company pursuant to a Board Resolution, unless stated otherwise, at the time made or returned, as applicable. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly consolidated financial statements.

Section 4.11.    Limitation on Transactions with Affiliates.

        The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless:

        (a)   the Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained or are obtainable in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, as determined by at least a majority of members of the Board of Directors of the Company that are disinterested in such transaction, and

        (b)   the Company delivers to the Trustee:

            (i)  with respect to any Affiliate Transaction (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5 million, an Officers' Certificate certifying that such transaction complies with the foregoing provisions, and

           (ii)  with respect to any Affiliate Transaction (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $15 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor experienced in the subject matter of such transaction or transactions and file the same with the Trustee.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the prior paragraph:

            (i)  the payment of reasonable fees, compensation or employee benefit arrangements and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors (whether in the form of cash or Capital Stock or other securities exercisable or exchangeable for Capital Stock);

           (ii)  transactions exclusively between or among the Company and any of its Wholly-Owned Restricted Subsidiaries or exclusively between or among such Wholly-Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

          (iii)  Restricted Payments permitted by the Indenture;

          (iv)  payments or other transactions pursuant to any tax-sharing agreement approved by the Board of Directors and entered into in good faith between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is a part of a consolidated group for tax purposes;

           (v)  the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company, or

          (vi)  any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Securitization Transaction.

Section 4.12.    Limitation on Liens.

        The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

            (i)  in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any guarantee, the Notes and such guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, and

           (ii)  in all other cases, the Notes and the guarantees are equally and ratably secured.

        The following paragraph shall not apply to

            (i)  Liens securing Senior Indebtedness and Guarantor Senior Indebtedness outstanding as of the date of the Indenture or incurred after the date of the Indenture; provided, that such Senior Indebtedness or Guarantor Senior Indebtedness is incurred in accordance with Section 4.9;

           (ii)  Liens of the Company or a Wholly-Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

          (iii)  Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced (other than property or assets subject to Liens under clause (B) above); and

          (iv)  Permitted Liens.

Section 4.13.    Limitation on Asset Sales.

        (a)   The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1)   the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors pursuant to a Board Resolution);

            (2)   at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents or Designated Non-Cash Consideration (insofar as all Designated Non-Cash Consideration outstanding is less than $25 million) and is received at the time of such disposition; and

            (3)   no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to such Asset Sale.

        (b)   Within 365 days of receipt of any Net Cash Proceeds from such Asset Sale the Company or the Restricted Subsidiary may apply those Net Cash Proceeds at its option to either:

          (i)    prepay (x) Indebtedness of the Company or a Restricted Subsidiary that is secured by the asset or Capital Stock subject to such Asset Sale or (y) any Senior Indebtedness or Guarantor Senior Indebtedness and, in the case of any Senior Indebtedness or Guarantor Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the commitment available under such revolving credit facility,

          (ii)   make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto, including any such investment that constitutes capital expenditures (as determined in good faith by the Company's Board of Directors) ("Replacement Assets"), or

          (iii)  a combination of prepayment and investment permitted by the foregoing clauses (i) and (ii).

Pending final application of any Net Cash Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness under any revolving credit facility or invest in cash or Cash Equivalents to the extent not otherwise prohibited by the Indenture.

        (c)   On the 365th day after such Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (i), (ii) and (iii) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (i), (ii) and (iii) of the preceding paragraph (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and all holders of Senior Indebtedness, Guarantor Senior Indebtedness or other Indebtedness that ranks pari passu with the Notes and contain provisions set forth in Section 3.9 hereof and such other provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such Indebtedness with the proceeds of Asset Sales on a pro rata basis, that amount of Notes and the other Senior Indebtedness, Guarantor Senior Indebtedness or pari passu Indebtedness equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes and the other Senior Indebtedness, Guarantor Senior Indebtedness or pari passu Indebtedness to be purchased or repaid, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration (including Designated Non-Cash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company or any such Restricted Subsidiary of the Company, as the case may be, may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $15 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $15 million, shall be applied as required pursuant to this paragraph).

        (d)   Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents and (ii) such Asset Sale is made for Fair Market Value; provided, however, that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph. In addition, for purposes of paragraph (a)(2) above, the following shall be deemed to be cash or Cash Equivalents:

          (i)    Senior Indebtedness or Guarantor Senior Indebtedness or pari passu Indebtedness assumed by the transferee in an Asset Sale; and

          (ii)   any securities, notes or other obligations received by the Company or any Restricted Subsidiary from a transferee converted or monetized by the Company or such Restricted Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

        (e)   All cash and Cash Equivalents from an Event of Loss shall be deemed to be Net Cash Proceeds and subject to the provisions of this covenant.

        (f)    Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture, including Section 3.9.

        (g)   To the extent the amount of Notes and other Indebtedness tendered or requiring repayment is less than the Offer Amount, the Company or the Restricted Subsidiary making the Asset Sale may use the remaining Net Proceeds Offer Amount for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

Section 4.14.    Purchase of Notes upon a Change of Control.

        (a)   Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer (the "Change of Control Offer") pursuant to the procedures set forth in Section 3.9 hereof and such other provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such Indebtedness to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date of such Change of Control. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash (the "Change of Control Amount"), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

        (b)   The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, including any requirements to repay in full all Indebtedness under the Credit Agreement, any other Senior Indebtedness or any Guarantor Senior Indebtedness or obtains the consents of such lenders to such Change of Control Offer as described in clause (c) below, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        (c)   Prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Company shall:

          (i)    (a) repay in full and terminate all commitments under the Credit Agreement and all other Senior Indebtedness and Guarantor Senior Indebtedness the terms of which require repayment upon a Change of Control or (b) offer to repay in full and terminate all commitments under the Credit Agreement and all such other Senior Indebtedness and Guarantor Senior Indebtedness and repay such Indebtedness to each lender which has accepted such offer in full, or

          (ii)   obtain the requisite consents under the Credit Agreement and all such other Senior Indebtedness and Guarantor Senior Indebtedness to permit the repurchase of the Notes as required under the Indenture.

        (d)   For purposes of the definition of "Change of Control," the term "beneficial owner" will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or any successor provisions, except that a Person shall be deemed to have "beneficial ownership" of all shares that the Person has the right to acquire, whether exercisable immediately or only after the passage of time.

Section 4.15.    Limitation on Preferred Stock of Non-Guarantor Restricted Subsidiaries.

        The Company shall not permit any of its non-Guarantor Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any non-Guarantor Restricted Subsidiary of the Company, except, in each case, the issuance of Preferred Stock (i) to qualifying directors or to satisfy other similar requirements, in each case, pursuant to requirements of law or (ii) to directors, management or employees of the Company and its Subsidiaries pursuant to stock option plans or other benefits.

Section 4.16.    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

        The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume, suffer or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

        (a)   pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;

        (b)   make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company;

        (c)   transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company; or

        (d)   in the case of any Domestic Subsidiary, become a Guarantor.

        However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

          (i)    applicable law, rule, regulation or order;

          (ii)   the Indenture, the Notes, the guarantees and the Exchange Notes;

          (iii)  the Credit Agreement or any Foreign Subsidiary Credit Agreement;

          (iv)  non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company;

          (v)   any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired and which existed at the time of acquisition and were not put in place in connection with or in anticipation of such acquisition;

          (vi)  other agreements in effect on the Issue Date and set forth on Schedule 1 attached hereto;

          (vii) agreements governing Senior Indebtedness or Guarantor Senior Indebtedness permitted to be incurred under the Indenture; provided that provisions relating to such encumbrances or restrictions are no more restrictive, taken as a whole, than those provisions contained in the Credit Agreement on the Issue Date;

          (viii) agreements governing Purchase Money Indebtedness (including Capitalized Lease Obligations) for property acquired in the ordinary course of business and consistent with industry practice that impose restrictions on that property of the nature described in clause (c) above;

          (ix)  Liens securing Indebtedness or other obligations otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to the Liens;

          (x)   provisions with respect to the disposition or distributions of assets or property in asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business or on Capital Stock in any joint venture agreement;

          (xi)  restrictions on cash or other deposits or the maintenance of a minimum net worth imposed by customers under contracts or net worth provisions contained in leases and other agreements, or required by insurance, surety or bonding companies, entered into in the ordinary course of business;

          (xii) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all of Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; provided that such restrictions apply solely to the Capital Stock or assets of the Restricted Subsidiary that is being sold;

          (xiii) restrictions arising in connection with a Qualified Securitization Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle);

          (xiv) customary restrictions under mortgage or construction financing or development agreements; and

          (xv) agreements governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iii) or (v) above or any agreement amending, supplementing or replacing any agreement referred to in clauses (vi) or (vii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreement are no less favorable to the Company, such Restricted Subsidiary or to the Holders as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the original agreement on the Issue Date.

Section 4.17.    Limitation on Restricted and Unrestricted Subsidiaries.

        (a)   The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would be permitted by this Indenture, including the provisions of Sections 4.9 and 4.10 above. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary,

          (i)    an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the Fair Market Value of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary;

          (ii)   at any date, the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the Fair Market Value of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary; and

          (iii)  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

Notwithstanding the foregoing, the Board of Directors of the Company may not designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if, after any such designation, such Subsidiary owns any Capital Stock of, or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a Board Resolution of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. If any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this covenant, such

Restricted Subsidiary's guarantee will be automatically discharged and released; provided, that such designation is made in accordance with the terms of the Indenture.

        (b)   The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the provisions of Section 4.9 above, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default shall have occurred and be continuing or would arise therefrom; and (3) such Subsidiary, if a Domestic Subsidiary, assumes by execution of a supplemental indenture all of the obligations of a Guarantor under a guarantee if required under Section 4.18.

        (c)   Subsidiaries of the Company that are not designated by the Board of Directors of the Company as Restricted Subsidiaries or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries of the Company.

Section 4.18.    Additional Subsidiary Guarantees.

        (a)   Each Domestic Subsidiary that is a Material Domestic Subsidiary shall, not later than the date it becomes a Material Domestic Subsidiary, (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. After the execution and delivery of such supplemental indenture, such Material Domestic Subsidiary shall be a Guarantor for all purposes of the Indenture.

        (b)   If any of the Company's Restricted Subsidiaries that is not a Guarantor guarantees any Indebtedness of the Company or any Restricted Subsidiary, then, regardless of whether such Restricted Subsidiary is a Material Domestic Subsidiary, not later than the date such Restricted Subsidiary guarantees such Indebtedness of the Company or any Restricted Subsidiary, such Restricted Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. After the execution and delivery of such supplemental indenture, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Section 4.19.    Conduct of Business.

        (a)   The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, engage in any businesses other than a Permitted Business.

Section 4.20.    Prohibition on Incurrence of Senior Subordinated Debt.

        The Company will not, directly or indirectly, incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company. No Guarantor shall, directly or indirectly, incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the guarantees and subordinate in right of payment to any other Indebtedness of such Guarantor.

Section 4.21.    Notice of Defaults.

        The Company shall give notice to the Trustee, promptly, and in any event within five days, upon becoming aware thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default or an event which, with notice or the lapse of time or both would constitute an Event of Default hereunder, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.22.    Maintenance of Properties.

        Subject to Section 4.13, the Company shall cause, and shall cause its Restricted Subsidiaries to cause, all material properties owned, leased or licensed in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Notes are outstanding; provided, however, that nothing in this Section 4.22 shall prevent the Company from doing otherwise if, in the judgment of the Company, the same is desirable in the conduct of the Company's business and is not, and will not be, adverse in any material respect to the Holders.

Section 4.23.    Further Instruments and Acts.

        Upon request of the Trustee, the Company and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5.
SUCCESSORS

Section 5.1. Merger, Consolidation or Sale of Assets.

        (a)   The Company will not, directly or indirectly, in a single transaction or series of related transactions: (1) consolidate or merge with or into any Person, or (2) sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to another Person, unless:

          (i)    either (a) the Company shall be the surviving or continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia,

          (ii)   the Surviving Entity shall expressly assume as primary obligor, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed, as the case may be;

          (iii)  immediately after giving effect to such transaction and the assumption contemplated by clause (ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9;

          (iv)  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred, any Disqualified Capital Stock outstanding or anticipated to be outstanding and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (v)   the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        (b)   Each Guarantor (other than any Guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under Section 4.13) will not, and the Company will not cause or permit any Guarantor to consolidate with or merge with or into (whether or not the Guarantor is the Surviving Entity) any Person other than the Company or another Guarantor that is a Wholly-Owned Restricted Subsidiary, unless:

          (i)    the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (ii)   the Surviving Entity assumes by execution of a supplemental indenture all of the obligations of the Guarantor under its guarantee;

          (iii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iv)  immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9.

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the Surviving Entity) or another Guarantor that is a Wholly-Owned Restricted Subsidiary need only comply with clause (a)(v) of this covenant.

Section 5.2. Successor Corporation Substituted.

        (a)   Each Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such and the Company or the Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its guarantee, as the case may be, and all of the Company's or the Guarantor's other obligations and covenants under the Notes, the Indenture and the guarantee, if applicable.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

        Each of the following is an Event of Default:

        (a)   failure to pay any interest upon any of the Notes when due and payable, if the failure continues for 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (b)   a default in the payment of the principal of and premium, if any, on any of the Notes when due, including on a redemption date or otherwise, including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (c)   failure to pay when due the principal of or interest on Indebtedness for money borrowed by the Company or its Subsidiaries in excess of $10 million beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created, or the acceleration of that Indebtedness;

        (d)   a default by the Company in the performance, or breach, of any of our other covenants in the Indenture, which are not remedied by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

        (e)   one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

        (f)    any of the guarantees ceases to be in full force and effect or any of the guarantees are declared to be null and void or invalid and unenforceable or any of the Guarantors denies or disaffirms its liability under its guarantee (other than by reason of the release of a Guarantor in accordance with the terms of the Indenture);

        (g)   the Company or any Material Domestic Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (i)    commences a voluntary case or proceeding;

          (ii)   consents to the entry of an order for relief against it in an involuntary case or proceeding;

          (iii)  consents to the appointment of a Custodian of it or for all or substantially all of its assets;

          (iv)  makes a general assignment for the benefit of its creditors; or

        (h)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i)    is for relief against the Company or any Material Domestic Subsidiary in an involuntary case or proceeding;

          (ii)   appoints a Custodian of the Company or any Material Domestic Subsidiary or for all or substantially all of the assets of any of them; or;

          (iii)  orders the liquidation of the Company or any Material Domestic Subsidiary.

and such order or decree remains unstayed and in effect for 60 consecutive days.

        For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Section 6.2. Acceleration.

        If any Event of Default (other than those of the type described in Section 6.1(g) or (h)) occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of all the Notes, together with all accrued and unpaid interest, and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "Acceleration Notice"), and the same shall become immediately due and payable.

        In the case of an Event of Default specified in Section 6.1(g) or (h) hereof, all outstanding principal amount of the Notes, together with all accrued and unpaid interest, and premium, if any, shall become due and payable immediately without further action or notice by the Trustee or the Holders.

        At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

        (a)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

        (b)   all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by reason of such declaration of acceleration;

        (c)   to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

        (d)   the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

        (e)   in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(g) or (h), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

No rescission shall affect any subsequent Default or impair any consequences thereon.

        In the event of a declaration of acceleration with respect to the Notes because of an Event of Default of the type described in Section 6.1(c) has occurred and is continuing, the declaration of acceleration of the Notes and its consequences shall be automatically annulled, rescinded and cancelled and if:

        (a)   the holder of such Indebtedness described in Section 6.1(c) has rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration;

        (b)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

        (c)   all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by reason of such declaration of acceleration;

        (d)   to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid; and

        (e)   the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission shall affect any subsequent Default or impair any consequences thereon.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company's behalf with the intention of avoiding payment of the premium that the Company would have been required to pay if the Company had then elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by the Company or on the Company's behalf with the intention of avoiding the prohibition on redemption of the Notes prior to August 15, 2008, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

Section 6.3. Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults.

        The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes. Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this

Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.5. Control by Majority.

        Subject to Section 7.1, Section 7.2(f) (including the Trustee's receipt of the security or indemnification described therein) and Section 7.7 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or is unduly prejudicial to the rights of other Holders of Notes.

Section 6.6. Limitation on Suits.

        No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

        (a)   such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company;

        (b)   Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request to the Trustee to pursue a remedy;

        (c)   Holder of a Note or Holders of Notes offer, and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d)   the Trustee shall have failed to comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e)   during the 60-day period the Holders of a majority in principal amount of the Notes then outstanding shall not have given the Trustee a direction inconsistent with the request.

        The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

        A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7.    Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6 hereof), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.    Collection Suit by Trustee.

        If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.    Trustee May File Proofs of Claim.

        The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Priorities.

        Any money collected by the Trustee pursuant to this Article 6 and, after an Event of Default, any other money or property distributable in respect of the Company's and any Guarantor's obligations under this Indenture shall be paid in the following order:

        First:    to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

        Second:    to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

        Third:    to the Company or such Guarantor or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes. This Section 6.11 shall be in lieu of Section 315(c) of the TIA and such Section 315(c) is hereby expressly excluded from this Indenture as permitted by the TIA.

Section 6.12.    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13.    Rights and Remedies Cumulative.

        No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14.    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such

Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7.
TRUSTEE

Section 7.1.    Duties of Trustee.

        (a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

        (b)    Except during the continuance of an Event of Default:

          (i)    the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        (c)    The Trustee may not be relieved, and no provision of this Indenture shall be construed to relieve the Trustee, from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

          (ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

          (iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (d)    The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

        (e)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

        (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.    Rights of Trustee.

        Subject to Section 7.1:

          (a)    The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b)    Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 13.4 (b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c)    The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)    The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (e)    Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written Company request or Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (g)    The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (h)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (j)    The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers of the Company authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.4.    Trustee's Disclaimer.

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for the recitals contained herein or any statement in the Notes other than its certificate of authentication.

Section 7.5.    Notice of Default or Events of Default.

        If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in payment of the principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Holders.

Section 7.6.    Reports by Trustee to Holders.

        If such report is required by TIA 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA 313(a). The Trustee also shall comply with TIA 313(b)(2) and (c).

        A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee whenever the Notes become listed on or delisted from any stock exchange and any changes in the stock exchanges on which the Notes are listed.

Section 7.7.    Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of Trustee's agents and counsel.

        The Company shall indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any loss, liability or expense incurred by it in connection with its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Trustee shall have the option of undertaking the defense of such claims at the Company's expense and may have separate counsel. The reasonable fees and expenses of such counsel shall be paid by the Company. The Company need not pay for any settlement without its written consent, which consent shall not be unreasonably withheld or delayed.

        The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through its own negligent action, negligent failure to act or willful misconduct.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

        The Trustee shall have a Lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.7, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

        The provisions of this Section 7.7 shall survive the termination of this Indenture.

Section 7.8.    Replacement of Trustee.

        The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

            (A)    the Trustee fails to comply with Section 7.10;

            (B)    the Trustee is adjudged a bankrupt or an insolvent;

            (C)    a receiver or other public officer takes charge of the Trustee or its property; or

            (D)    the Trustee becomes incapable of acting as trustee.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

        If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of 10% in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.    Successor Trustee by Merger, Etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 7.10.

Section 7.10.    Eligibility; Disqualification.

        There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust process, having (together with any Person directly or indirectly controlling the Trustee) a combined capital and surplus of at least $25,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified above in this Article 7.

Section 7.11.    Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.    Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.2.    Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance") and each Guarantor shall be released from all of its Obligations under its guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a), (b) and (d) below, and to have satisfied all its other Obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Company's Obligations with respect to such Notes under Sections 2.3, 2.6, 2.7 and 2.10 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including under Section 7.7) and the Company's and the Guarantors' Obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.2, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.    Covenant Defeasance.

        Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its Obligations under the covenants contained in Sections 4.3, 4.5, 4.6 and 4.9 through 4.21 hereof, and the operation of Sections 5.1(a)(iii) and 5.1(b)(iv) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, "Covenant Defeasance") and each Guarantor shall be released from all of its Obligations under its guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (c), (d) and (e), (g) (with respect to non-Guarantor Material Domestic Subsidiaries only) and (h) (with respect to non-Guarantor Material Domestic Subsidiaries only) of such Section 6.1 or because of the Company's or a Guarantor's failure to comply with Sections 5.1(a)(iii) or 5.1(b)(iv) hereof.

Section 8.4.    Conditions to Legal or Covenant Defeasance.

        The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes.

        In order to exercise Legal Defeasance or Covenant Defeasance:

        (a)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

        (b)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and, in either case, that the Holders will be subjected to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (c)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (d)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes concurrently with such incurrence);

        (e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (f)    the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

        (g)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        In the case of Legal Defeasance, the note guarantees, if any, shall terminate and in the case of Covenant Defeasance the note guarantees, if any, shall terminate with respect to such covenants.

Section 8.5.    Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.6 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article 8 to the contrary notwithstanding, except in the case of an Event of Default, the Trustee shall deliver or pay to the Company, subject, nevertheless, to the Lien provided for in Section 7.7, from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.    Repayment to Company.

        The Trustee shall promptly, and in any event, no later than thirty (30) Business Days, pay to the Company after request therefor any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

        Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.7.    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, because the amount deposited was insufficient to pay the principal or premium, if any, and interest on the Notes when due or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to

Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.    Without Consent of Holders of Notes.

        Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

          (a)    to cure any ambiguity, omission, defect or inconsistency in the Indenture;

          (b)    to evidence a successor to the Company or any Guarantor, as applicable, and the assumption by the successor of its obligations under the Indenture, the Notes or its guarantee, as applicable;

          (c)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

          (d)    to make any change that would provide additional rights or benefits to the Holders or that does not adversely affect rights of any Holder;

          (e)    to comply with any requirement in connection with the qualification of the Indenture under the TIA;

          (f)    to add a Guarantor that will unconditionally guarantee the Notes or release any Guarantor as provided or permitted by the terms of the Indenture;

          (g)    to complete or make provision for certain other matters contemplated by the Indenture; or

          (h)    to provide for uncertificated Notes in addition to or in place of certificated Notes.

Section 9.2.    With Consent of Holders of Notes.

        Except as provided below in this Section 9.2, the Company, a Guarantor and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, the Notes).

        Without the consent of each Holder, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

          (a)    change the stated maturity of the principal of, or any installment of interest on, any Note;

          (b)    reduce the principal amount of, or the premium or rate of interest on, any Note;

          (c)    extend the time for payment of any interest on any Note;

          (d)    change the currency in which the principal of, or any premium or interest on, any Note is payable;

          (e)    impair the right to institute suit for the enforcement of any payment on or with respect to any Note when due;

          (f)    modify the redemption provisions of the Indenture in a manner adverse to the Holders;

          (g)    modify the subordination provisions of the Indenture in a manner adverse to the Holders;

          (h)    modify the provisions of the Indenture relating to the Company's requirement to offer to repurchase Notes upon a Change of Control or an Asset Sale in a manner adverse to the Holders;

          (i)    reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend the Indenture or to consent to any waiver provided for in the Indenture;

          (j)    waive a default in the payment of principal of, or any premium or interest on, any Note; or

          (k)    release any Guarantor from any of its obligations under its guarantee or the Indenture other than in accordance with the terms of the Indenture.

        It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.3.    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.5.    Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.    Trustee to Sign Amendments, etc.

        The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.3 hereof).

ARTICLE 10.
GUARANTEES

Section 10.1.    Guarantee.

        Subject to the provisions of this Articles 10 and Article 11 hereof, the Guarantors hereby unconditionally guarantee, jointly and severally, on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace periods, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and to the extent permitted by law, interest, and the due and punctual performance of all other Obligations of the Company to the Holders and the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holder or the Trustee, all in accordance with the terms hereof and thereof. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        Each Guarantor hereby agrees that its Obligations with regard to its guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the Obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including, but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a "Benefited Party"), as a condition of payment or performance by such Guarantor, to first (1) proceed against the Company, any other Guarantor or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company, including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the guarantees and any legal or equitable discharge of such Guarantor's Obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule; and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate Guarantors or sureties, or which may conflict with the terms of the guarantees. Except to the extent expressly provided herein, including Sections 8.2, 8.3 and 10.5 hereof, each Guarantor hereby covenants that its guarantee shall not be discharged except by complete performance of the Obligations contained in its guarantee and this Indenture.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.2 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the guarantee.

        Each Guarantor agrees, and each Holder by accepting a guarantee agrees, that the Obligations of each Guarantor under its guarantee pursuant to this Article 10, other than its obligation in respect of amounts due under Section 7.7, shall be junior and subordinated to the Guarantor Senior Indebtedness of such Guarantor (including without limitation, guarantees of Obligations arising under the Credit Agreement) on the same basis as the Notes are junior and subordinated to the Senior Indebtedness. For purposes of the foregoing sentence, the Trustee and the Holders shall have the rights to receive and/or retain payments by any of the Guarantors, or to take or sustain any enforcement actions with respect to such guarantees, only at such time as they may receive and/or retain payments or undertake and sustain enforcement actions in respect of the Notes pursuant to Article 11.

Section 10.2.    Limitation on Guarantor Liability.

        Each Guarantor, and each Holder by its acceptance of Notes, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or other applicable law.

Section 10.3.    Execution and Delivery of Guarantee.

        To evidence its guarantee set forth in Section 10.1 hereof, each Guarantor hereby agrees that a notation of such guarantee in substantially the form included in Exhibit D attached hereto shall be endorsed by an executive officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an executive officer of such Guarantor.

        Each Guarantor hereby agrees that its guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such guarantee.

        If an officer whose signature is on this Indenture or on the guarantee no longer holds that office at the time the Trustee authenticates the Note on which a guarantee is endorsed, the guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.4.    Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 10.5 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another Person whether or not affiliated with such Guarantor unless:

          (a)    subject to Section 10.5 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the Obligations of such Guarantor, pursuant to a supplemental indenture under this Indenture, the guarantee and any Registration Rights Agreements on the terms set forth herein or therein; and

          (b)    Guarantor complies with the requirements of Article 5 hereof.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.5.    Releases of Guarantees.

        (a)   In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary or a parent of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any Obligations under its guarantee; provided that such merger, sale or disposition is done in compliance with the terms of this Indenture and the Net Proceeds of such sale or other disposition shall be subject to all applicable provisions of this Indenture, including without limitation (if applicable), Section 4.13 hereof; provided further that all obligations of the Guarantor under all of its guarantee of, and under all of its pledges of assets or other security interest which secure, any Indebtedness of the Company or any of its Subsidiaries shall also terminate upon such release, sale or transfer. If a Restricted Subsidiary which is a Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.16 hereof, such Guarantor shall be released and relieved of any Obligations under its guarantee; provided that all obligations of the Guarantor under all of its guarantee of, and under all of its pledges of assets or other security interest which secure, any Indebtedness of the Company or any of its Subsidiaries shall also terminate upon such release, sale or transfer. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition or designation was made by the Company in accordance with the provisions of this Indenture, including without limitation (if applicable)

Section 4.13 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its guarantee.

        (b)   In the event that the Company shall have attained Investment Grade Status, the Guarantors' Obligations under their guarantees shall be released and relieved, upon their request or upon the Company's request, so long as (1) no Default or Event of Default under the Indenture shall have occurred and be continuing, (2) no default or event of default under the Credit Agreement shall have occurred and be continuing and (3) all the obligations of the Guarantors pursuant to their guarantees under the Credit Agreement shall have been released or shall be released concurrently with the requested release of the guarantees. The Company shall deliver to the Trustee an Officers' Certificate stating that such officers have no knowledge of any default or event of default under the Credit Agreement or any Default or Event of Default under the Indenture. Upon such delivery of an Officers' Certificate and the delivery of any other documents reasonably required by the Trustee, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantors from its Obligations under its guarantee.

        (c)   Any Guarantor not released from its Obligations under its guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Guarantor under this Indenture.

Section 10.6.    Severability.

        In case any provision of this guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.7.    Waiver of Stay, Extension or Usury Laws.

        Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any state or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 11.
SUBORDINATION

Section 11.1.    Agreement to Subordinate.

        The Company and each Guarantor covenants and agrees, and each Holder of Notes by his acceptance thereof likewise covenants and agrees, that all Notes and guarantees are subject to the provisions of this Article 11; and each Person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions and acknowledges that such provisions are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness and Guarantor Senior Indebtedness.

        Each Holder of Notes authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders of Notes and the holders of Senior Indebtedness and

Guarantor Senior Indebtedness as provided in this Article and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

        The payment of the principal of, premium, if any, and interest on and any other payment due pursuant to this Indenture or any Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness and Guarantor Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed.

        Each Holder by accepting a Note acknowledges and agrees that the subordination provision set forth in this Article 11 are, and are intended to be, an inducement and consideration to each holder of any Senior Indebtedness of the Company or Guarantor Senior Indebtedness of each Guarantor, whether such Senior Indebtedness or Guarantor Senior Indebtedness was created before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness or Guarantor Senior Indebtedness, and such holder of Senior Indebtedness or Guarantor Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and such holder is made an obligee hereunder and may enforce directly such subordination provisions.

Section 11.2.    Notes Subordinated To Prior Payment Of All Senior Indebtedness On Dissolution, Liquidation, Reorganization, Etc., Of The Company.

        Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Notes), to creditors of the Company or the relevant Guarantor upon any dissolution, winding-up, total or partial liquidation, or reorganization of the Company or a Guarantor (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any marshalling of the assets of the Company or a Guarantor, or upon any similar proceedings), then in such event:

        (a)   all Senior Indebtedness (including principal thereof and interest thereon) shall first be paid in full before any Payment of the Notes by the Company (as defined in Section 11.5) is made;

        (b)   all Guarantor Senior Indebtedness (including principal thereof and interest thereon) shall first be paid in full before any Payment of the Notes by such Guarantor (as defined in Section 11.5) is made;

        (c)   any payment or distribution of assets of the Company or any Guarantor of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Notes), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 11, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company or a Guarantor being subordinated to the payment of the Notes, shall be paid or delivered by any debtor, Custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or the Guarantor Senior Indebtedness, as the case may be, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness or Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness or Guarantor Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness and all Guarantor Senior Indebtedness or such Guarantor remaining unpaid, to the extent necessary to pay all Senior Indebtedness and Guarantor Senior Indebtedness of such Guarantor in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness and Guarantor Senior Indebtedness;

        (d)   in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 11.6 and 11.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness remaining unpaid, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness; and

        (e)   in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders before all Guarantor Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 11.6 and 11.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Guarantor's Guarantor Senior Indebtedness remaining unpaid, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Guarantor Senior Indebtedness held or represented by each, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all Guarantor Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Guarantor Senior Indebtedness.

        The Company shall give prompt notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company or any Guarantor.

        Upon any prepayment, payment or distribution of assets of the Company or any Guarantor referred to in this Article 11, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, or the holders of Guarantor Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11; provided that the foregoing shall apply only if such court, trustee, liquidating trustee or other person has been fully apprised of the provisions of this Article.

Section 11.3.    Holders To Be Subrogated To Right Of Holders Of Senior Indebtedness and Guarantor Senior Indebtedness.

        Subject to the prior payment in full of all Senior Indebtedness and Guarantor Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company and the Guarantors which by its express terms is subordinated to Indebtedness of the Company and the Guarantors to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness and Guarantor Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness or to receive payments or distributions of assets of the Guarantor applicable to the Guarantor Senior Indebtedness until the principal of and interest on the Notes shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior

Indebtedness or Guarantor Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness or Guarantor Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 11, and no payment pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness and Guarantor Senior Indebtedness by the Holders shall, as among the Company, the Guarantors, their respective creditors other than the holders of Senior Indebtedness or Guarantor Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness or a payment by such Guarantor to or on account of Guarantor Senior Indebtedness, it being understood that the provisions of this Article 11 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness and Guarantor Senior Indebtedness, on the other hand.

Section 11.4.    Obligations of the Company and the Guarantors Unconditional.

        Nothing contained in this Article 11 or elsewhere in this Indenture or in any Note is intended to or shall impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes, or to affect the relative rights of the Holders and other creditors of the Company or any Guarantor other than the holders of Senior Indebtedness and Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article 6, and the rights, if any, under this Article 11 of the holders of Senior Indebtedness and Guarantor Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Company or any Guarantor received upon the exercise of any such remedy.

Section 11.5.    Company Not To Make Payment With Respect To Notes In Certain Circumstances.

        Upon the occurrence of a payment default on any Senior Indebtedness or Guarantor Senior Indebtedness, unless and until the amount of Senior Indebtedness or Guarantor Senior Indebtedness affected by such payment default then due shall have been paid in full, or such default shall have been cured or waived or shall have ceased to exist, the Company or the Guarantor shall not pay principal of, premium, if any, or interest on the Notes or any other amount due pursuant to this Indenture or any Notes or make any deposit pursuant to Article 3 or Sections 8.1 or 12.1 and shall not repurchase, redeem or otherwise retire any Notes (collectively, "Payment of the Notes").

        Unless Section 11.2 shall be applicable, upon (1) the occurrence of a default on Designated Senior Indebtedness (other than a payment default) that occurs and is continuing that permits the holders of such Designated Senior Indebtedness (or their representative or representatives) to accelerate its maturity and (2) receipt by the Company and the Trustee from the holder or representative of such Designated Senior Notice of written notice of such occurrence, neither the Company nor any Guarantor shall make any Payment of the Notes for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt by the Company or the Trustee of such notice from the holder or representative of such Designated Senior Indebtedness and ending on the earlier of (subject to any blockage of payments that may then be in effect under this Section 11.5) (x) the date 179 days after such date, (y) the date such default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged, or (z) the date such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the holder or representative of such Designated Senior Indebtedness, after which, in case of clause (x), (y) or (z), as the case may be, the Company shall resume making any and all required payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 365-day period, and no event of default with respect to any Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to such Designated Senior Indebtedness shall be, or can be made, the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days.

        In the event that, notwithstanding the foregoing provisions of this Section 11.5, any payment of the Notes shall be made by or on behalf of the Company or any Guarantor and received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), which payment was prohibited by this Section 11.5, then, unless and until the amount of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, then due, as to which a default shall have occurred, shall have been paid in full, or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Sections 11.6 and 11.7) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, held or represented by each, for application to the payment of all Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, remaining unpaid to the extent necessary to pay all Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or under any agreement pursuant to which Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, may have been issued.

Section 11.6.    Notice To Trustee.

        The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes, but failure to give such notice shall not affect the subordination provided in this Article 11 of the Notes to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or from their representative or representatives; and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled to assume conclusively that no such facts exist.

        The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative of such holder) or Guarantor Senior Indebtedness, as the case may be, to establish that such notice has been given by a holder of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or a representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.7.    Application By Trustee Of Monies Deposited With It.

        Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to Sections 8.1 and 12.1 and not in violation of this Article 11 shall be for the sole benefit of Holders and shall thereafter not be subject to the subordination provisions of this Article 11. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Notes shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.5; except that, if at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any security), a Responsible Officer of the Trustee shall not have received with respect to such monies the notice provided for in Section 11.6, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to or after such date. This Section 11.7 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, may have to recover any such payments from the Holders in accordance with the provisions of this Article 11.

Section 11.8.    Subordination Rights Not Impaired By Acts Or Omissions Of The Company Or Holders Of Senior Indebtedness.

        No right of any present or future holders of any Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, may, at any time or from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee of the Holders and without impairing or releasing the subordination provisions of the Indenture or the obligations under the Indenture to the holder of the Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or otherwise amend or supplement in any manner, Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or any instrument evidencing the same or any agreement under which Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be; and (iv) exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person. No amendment of this Article 11 or any defined terms used herein or any other Sections referred to in this Article 11 which adversely affects the rights hereunder of holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, shall be effective unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be (required pursuant to the terms of such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, to give such consent), have consented thereto.

Section 11.9.    Trustee To Effectuate Subordination.

        Each Holder of a Note by his, her or its acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 11.10.    Right Of Trustee To Hold Senior Indebtedness.

        The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 11 in respect of any Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, at any time held by it to the same extent as any other holder of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 11.11.    Article 11 Not To Prevent Events Of Default.

        The failure to make a Payment of the Notes or any Guarantor's guarantee of the Notes by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

Section 11.12.    No Fiduciary Duty Created To Holders Of Senior Indebtedness.

        Notwithstanding any other provision in this Article 11, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, by virtue of the provisions of this Article 11 or otherwise. With respect to the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 11 and no implied covenants or obligations with respect to holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, shall be read into this Indenture against the Trustee.

Section 11.13.    Article Applicable To Paying Agents.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee; provided, however, that Sections 11.6, 11.10 and 11.12 shall not apply to the Company if it acts as Paying Agent.

Section 11.14.    Contractual Subordination.

        This Article 11 represents a bona fide agreement of contractual subordination pursuant to Section 510(b) of the Title 11, U.S. Code.

ARTICLE 12.
SATISFACTION AND DISCHARGE

Section 12.1.    Satisfaction and Discharge.

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

          (a)    either

            (i)    all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

            (ii)    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (b)    the Company has paid all other sums payable under the Indenture by the Company; and

          (c)    the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under Section 4.1 and to the Trustee under Section 7.7 shall survive.

Section 12.2.    Application of Trust Money.

        The Trustee or the Paying Agent shall hold in trust, for the benefit of the Holders, money or Government Securities deposited with it pursuant to Section 12.1, and shall apply the deposited money and the money from Government Securities in accordance with this Indenture to the payment of the principal of, premium, if any, and interest on the Securities. Money and Government Securities so held in trust and deposited in compliance with Section 12.1 and Article 11 shall not be subject to the subordination provisions of Article 11.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 12.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 12.3.    Repayment to Company.

        Subject to Section 12.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or Government Securities held by them at any time.

        The Trustee and the Paying Agent shall pay, subject to applicable escheatment laws, to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after a right to such money has matured. After that, Holders entitled to money must look to the Company for payment unless an abandoned property law designates another person.

Section 12.4.    Reinstatement.

        If the Trustee or the Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 12.1; provided, however, that if the Company has made any payment of the principal of or premium or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money or Government Securities held by the Trustee or the Paying Agent.

ARTICLE 13.
MISCELLANEOUS

Section 13.1.    Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, upon qualification of this Indenture hereunder such imposed duties shall control.

Section 13.2.    Notices.

        Any notice or communication shall be given in writing and delivered by facsimile (with original to follow), in person, by overnight delivery or mailed by first class mail, postage prepaid, addressed as follows:

        If to the Company:

        GenCorp Inc.
        P.O. Box 537012
        Sacramento, California 95853-7012
        Attention: Terry L. Hall
        Facsimile: 916-351-8668

    with a copy to:

        Jones Day
        North Point
        901 Lakeside Avenue
        Cleveland, Ohio 44114
        Attention: Christopher Kelly
        Facsimile: 216-579-0212

        If to the Trustee:

        The Bank of New York
        101 Barclay Street—8W
        New York, New York 10286
        Facsimile: 212-815-5707
        Attention: Corporate Trust Administration

        Such notices or communications shall be effective when received.

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notice or communications.

        Any notice or communication mailed to a Holder shall be mailed by first class mail to such Holder at its address shown on the register kept by the Registrar.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3.    Communications By Holders With Other Holders.

        Holders may communicate pursuant to TIA 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA 312(c).

Section 13.4.    Certificate And Opinion As To Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture (except, in the case of clause (b), upon the original issuance of the Notes, other than Additional Notes) the Company shall furnish to the Trustee at the request of the Trustee:

          (a)    an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

          (c)    Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 6.4) shall include:

            (i)    a statement that the person making such certificate or opinion has read such covenant or condition;

            (ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii)    a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express uninformed opinion as to whether or not such covenant or condition has been complied with; and

            (iv)    a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on Officers' Certificates or certificates of public officials.

Section 13.5.    Rules By Trustee, Paying Agent, Registrar.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules for its functions.

Section 13.6.    Legal Holidays.

        A "Legal Holiday" is a Saturday, or a Sunday or a day on which state or federally chartered banking institutions in New York (or, if the Trustee is not located in New York, the state where the Trust Office of the Trustee is located) are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.7.    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.8.    Governing Law.

        The laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflicts of law.

Section 13.9.    No Adverse Interpretation Of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.    Successors.

        All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.11.    Multiple Counterparts.

        The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 13.12.    Severability.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13.    Table Of Contents, Headings, Etc.

        The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.    Qualification of this Indenture.

        The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreements and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

[Signatures on following page]

SIGNATURES

Dated: August 11, 2003

Company: GENCORP INC.
By:	/s/ Terry L. Hall
Name: Terry L. Hall Title: President and Chief Executive Officer
Guarantors: AEROJET-GENERAL CORPORATION
By:	/s/ Michael F. Martin
Name: Michael F. Martin Title: President
AEROJET ORDNANCE TENNESSEE, INC.
By:	/s/ Michael F. Martin
Name: Michael F. Martin Title: Chairman
GENCORP PROPERTY INC.
By:	/s/ Terry L. Hall
Name: Terry L. Hall Title: President
PENN INTERNATIONAL INC.
By:	/s/ Terry L. Hall
Name: Terry L. Hall Title: President
GDX LLC
By:	/s/ Terry L. Hall
Name: Terry L. Hall Title: President
AEROJET FINE CHEMICALS LLC
By:	/s/ Joseph Carleone
Name: Joseph Carleone Title: President

AEROJET INVESTMENTS LTD.
By:	/s/ Terrance P. Griffin
Name: Terrace P. Griffin Title: President
GDX AUTOMOTIVE INC.
By:	/s/ Terry L. Hall
Name: Terry L. Hall Title: Chairman and President
RKO GENERAL, INC.
By:	/s/ Terry L. Hall
Name: Terry L. Hall Title: President
Trustee: THE BANK OF NEW YORK, as Trustee
By:	/s/ Michael Pitfick
Name: Michael Pitfick Title: Assistant Vice President

EXHIBIT A-1

(Face of Note)

9 1/2% SENIOR SUBORDINATED NOTES DUE 2013

CUSIP
No.	$

GENCORP INC.

promises to pay to CEDE & CO., INC. or its registered assigns, the principal sum of            Dollars ($            ) on August 15, 2013.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2004.

Record Dates: February 1 and August 1.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

GENCORP INC.
By:

Name:
Title:
CERTIFICATE OF AUTHENTICATION This is one of the [Global] Notes referred to in the within-mentioned Indenture:
THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

Dated:

2

(Back of Note)

9 1/2% SENIOR SUBORDINATED NOTES DUE 2013

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    GenCorp Inc., an Ohio corporation (the "Company"), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at a rate of 9 1/2% per annum until maturity and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement relating to these Notes. The Company shall pay interest semi-annually in arrears in cash on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 11, 2003; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2004. The Company shall (to the extent that it may lawfully do so) pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on February 1 or August 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    Indenture.    The Company issued the Notes under an Indenture, dated as of August 11, 2003 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

3

        5.    Optional Redemption.

        (a) At any time before August 15, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of any Equity Offering; provided, however, that (1) at least 65% of the original aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        (b) Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Company's option prior to August 15, 2008.

        (c) On or after August 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2008	104.750%
2009	103.167%
2010	101.583%
2011 and thereafter	100.000%

        Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.1 through 3.6 of the Indenture.

        6.    Mandatory Redemption.    Except as set forth in Sections 4.13 and 4.14 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7.    Repurchase at Option of Holder.

        (a)    Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer pursuant to the procedures set forth in Sections 3.9 and 4.14 of the Indenture, to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date of such Change of Control. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

        (b)    If the Company or any Restricted Subsidiary consummates any Asset Sales, the Company shall not be required to apply any Net Cash Proceeds to repurchase Notes in accordance with the Indenture until the aggregate Excess Proceeds from all Asset Sales following the date the Notes are first issued exceeds $15.0 million. Thereafter, the Company shall make an Asset Sale Offer to all Holders of Notes and, if the Company is required to do so under the terms of any Senior Indebtedness, Guarantor Senior Indebtedness or other Indebtedness that ranks equally in right of payment with the Notes, such other Indebtedness, on a pro rata basis with the Notes that may be purchased or repaid out of the Net Cash Proceeds Amount. The offer price shall be in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the terms of the Indenture. To the extent that the aggregate amount of Notes and other Indebtedness tendered under such Net Proceeds Offer is less than the Net

4

Proceeds Offer Amount, any remaining Net Proceeds Offer Amount may be used for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof together with the aggregate principal amount of the Senior Indebtedness, Guarantor Senior Indebtedness and other pari passu Indebtedness surrendered or to be repaid exceeds the amount of Net Proceeds Offer Amount available for purchases of such Notes, Senior Indebtedness, Guarantor Indebtedness and other Indebtedness, the Trustee shall select the Notes to be purchased in the manner set forth in Section 3.2 of the Indenture.

        8.    Notice of Redemption.    Notices of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

        9.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        10.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        11.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any then outstanding, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under the Indenture that cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or Exchange Offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (c) provide for the assumption of the Obligations of the Company to Holders in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company; (d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; (e) provide for or confirm the issuance of Additional Notes

5

otherwise permitted to be incurred by this Indenture; or (f) comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA.

        12.    Defaults and Remedies.    Each of the following constitutes an Event of Default with respect to the Notes: (i) failure to pay any interest upon any of the Notes when due and payable, if the failure continues for 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (ii) a default in the payment of the principal of and premium, if any, on any of the Notes when due, including on a redemption date or otherwise, including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (iii) failure to pay when due the principal of or interest on Indebtedness for money borrowed by the Company or its Subsidiaries in excess of $10 million beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created, or the acceleration of that Indebtedness; (iv) a default by the Company in the performance, or breach, of any of our other covenants in the Indenture, which are not remedied by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (v) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) any of the guarantees ceases to be in full force and effect or any of the guarantees are declared to be null and void or invalid and unenforceable or any of the Guarantors denies or disaffirms its liability under its guarantee (other than by reason of the release of a Guarantor in accordance with the terms of the Indenture); and (vii) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Material Domestic Subsidiary, as set forth in the Indenture.

        If any Event of Default (other than the Events of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default (i) in the payment of the principal of, or interest on, the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

        13.    Subordination.    The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company and Guarantor Senior Indebtedness of the Guarantors, as

6

defined in the Indenture. Any holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

        In addition to all other rights of Senior Indebtedness and Guarantor Senior Indebtedness described in the Indenture, the Senior Indebtedness and Guarantor Senior Indebtedness shall continue to be Senior Indebtedness and Guarantor Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or the Guarantor Senior Indebtedness or any extension or renewal of the Senior Indebtedness or the Guarantor Senior Indebtedness.

        14.    Trustee Dealings with Company.    Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

        15.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Indenture, the Notes, the guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

        16.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of August 11, 2003, among the Company, the Guarantors and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more Registration Rights Agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of such Additional Notes.

        19.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7102, Attention: Corporate Secretary.

        20.    Governing Law.    The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

7

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

☐    Section 4.13

☐    Section 4.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

8

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee's social security or other tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature guarantee:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

10

EXHIBIT A-2

(Face of Regulation S Temporary Global Note)

9 1/2% SENIOR SUBORDINATED NOTES DUE 2013

No.	CUSIP
$

GENCORP INC.

promises to pay to CEDE & CO., INC. or its registered assigns, the principal sum of                        Dollars ($                        ) on August 15, 2013.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2004.

Record Dates: February 1 and August 1.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

GENCORP INC.
By:

Name:
Title:
CERTIFICATE OF AUTHENTICATION
This is one of the [Global] Notes referred to in the within-mentioned Indenture:
THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory
Dated:

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(Back of Note)

9 1/2% SENIOR SUBORDINATED NOTES DUE 2013

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    GenCorp Inc., an Ohio corporation (the "Company"), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at a rate of 9 1/2% per annum until maturity and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement relating to these Notes. The Company shall pay interest semi-annually in arrears in cash on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 11, 2003; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2004. The Company shall (to the extent that it may lawfully do so) pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on February 1 or August 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    Indenture.    The Company issued the Notes under an Indenture, dated as of August 11, 2003 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

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        5.    Optional Redemption.

        (a)    At any time before August 15, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of any Equity Offering; provided, however, that (1) at least 65% of the original aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        (b)    Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Company's option prior to August 15, 2008.

        (c)    On or after August 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2008	104.750%
2009	103.167%
2010	101.583%
2011 and thereafter	100.000%

        Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.1 through 3.6 of the Indenture.

        6.    Mandatory Redemption.    Except as set forth in Sections 4.13 and 4.14 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7.    Repurchase at Option of Holder.

        (a) Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer pursuant to the procedures set forth in Sections 3.9 and 4.14 of the Indenture, to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date of such Change of Control. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

        (b) If the Company or any Restricted Subsidiary consummates any Asset Sales, the Company shall not be required to apply any Net Cash Proceeds to repurchase Notes in accordance with the Indenture until the aggregate Excess Proceeds from all Asset Sales following the date the Notes are first issued exceeds $15.0 million. Thereafter, the Company shall make an Asset Sale Offer to all Holders of Notes and, if the Company is required to do so under the terms of any Senior Indebtedness, Guarantor Senior Indebtedness or other Indebtedness that ranks equally in right of payment with the Notes, such other Indebtedness on a pro rata basis with the Notes that may be purchased or repaid out of the Net Cash Proceeds Amount. The offer price shall be in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the terms of the Indenture. To the extent that the aggregate amount of Notes and other Indebtedness tendered under such Net Proceeds Offer is less than the Net Proceeds Offer Amount, any remaining

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Net Proceeds Offer Amount may be used for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof together with the aggregate principal amount of the Senior Indebtedness, Guarantor Senior Indebtedness and other pari passu Indebtedness surrendered or to be repaid exceeds the amount of Net Proceeds Offer Amount available for purchases of such Notes, Senior Indebtedness, Guarantor Indebtedness and other Indebtedness, the Trustee shall select the Notes to be purchased in the manner set forth in Section 3.2 of the Indenture.

        8.    Notice of Redemption.    Notices of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

        9.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        10.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        11.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any then outstanding, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under the Indenture that cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or Exchange Offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (c) provide for the assumption of the Obligations of the Company to Holders in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company; (d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; (e) provide for or confirm the issuance of Additional Notes otherwise permitted to be incurred by this Indenture; or (f) comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA.

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        12.    Defaults and Remedies.    Each of the following constitutes an Event of Default with respect to the Notes: (i) failure to pay any interest upon any of the Notes when due and payable, if the failure continues for 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (ii) a default in the payment of the principal of and premium, if any, on any of the Notes when due, including on a redemption date or otherwise, including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (iii) failure to pay when due the principal of or interest on Indebtedness for money borrowed by the Company or its Subsidiaries in excess of $10 million beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created, or the acceleration of that Indebtedness; (iv) a default by the Company in the performance, or breach, of any of our other covenants in the Indenture, which are not remedied by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (v) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) any of the guarantees ceases to be in full force and effect or any of the guarantees are declared to be null and void or invalid and unenforceable or any of the Guarantors denies or disaffirms its liability under its guarantee (other than by reason of the release of a Guarantor in accordance with the terms of the Indenture); and (vii) certain events of bankruptcy, insolvency or reorganization affecting the Company or Material Domestic Subsidiary, as set forth in the Indenture.

        If any Event of Default (other than the Events of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default (i) in the payment of the principal of, or interest on, the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

        13.    Subordination.    The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company and Guarantor Senior Indebtedness of the Guarantors, as defined in the Indenture. Any holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

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        In addition to all other rights of Senior Indebtedness and Guarantor Senior Indebtedness described in the Indenture, the Senior Indebtedness and Guarantor Senior Indebtedness shall continue to be Senior Indebtedness and Guarantor Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or the Guarantor Senior Indebtedness or any extension or renewal of the Senior Indebtedness or the Guarantor Senior Indebtedness.

        14.    Trustee Dealings with Company.    Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

        15.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Indenture, the Notes, the guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

        16.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of August 11, 2003, among the Company, the Guarantors and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more Registration Rights Agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of such Additional Notes.

        19.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7102, Attention: Corporate Secretary.

        20.    Governing Law.    The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.13 of the Indenture, check the box below:

☐    Section 4.13

☐    Section 4.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee's social security or other tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

GenCorp Inc.
P.O. Box 537012
Sacramento, California 95853-7012
Attention: General Counsel

The Bank of New York
101 Barclay Street—8W
New York, NY 10286
Attention: Corporate Trust Division
Facsimile No.: (212) 815-5707

Re: 9 1/2% Senior Subordinated Notes due 2013

        Reference is hereby made to the Indenture, dated as of August 11, 2003 (the "Indenture"), among GenCorp Inc., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                  , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                    in such Note[s] or interests (the "Transfer"), to                          (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.    ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2.    ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (v) such transfer is being made pursuant to and in accordance with the securities laws of any other applicable jurisdiction. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3.    ☐    Check and complete if Transferee will take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction, and accordingly the Transferor hereby further certifies that (check one):

          (a)    ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

          or

          (b)    ☐    such Transfer is being effected to the Company, a Guarantor or a Subsidiary of any of them;

          or

          (c)    ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

          or

          (d)    ☐    such Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and the securities laws of any other applicable jurisdiction

        4.    ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)    ☐    Check if Transfer is pursuant to Rule 144.    (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b)    ☐    Check if Transfer is Pursuant to Regulation S.    (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the

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  terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c)    ☐    Check if Transfer is Pursuant to Other Exemption.    (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:	Name: Title:
Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP ), or
(ii)	☐	Regulation S Global Note (CUSIP ), or
(b)	☐	a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE OF (a), (b) OR (c)]
(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP ), or
(ii)	☐	Regulation S Global Note (CUSIP ), or
(iii)	☐	Unrestricted Global Note (CUSIP ); or
(b)	☐	a Restricted Definitive Note; or
(c)	☐	an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

GenCorp Inc.
P.O. Box 537012
Sacramento, California 95853-7012
Attention: General Counsel

The Bank of New York
101 Barclay Street - 8W
New York, NY 10286
Attention: Corporate Trust Division
Facsimile No.: (212) 815-5707

Re:    9 1/2% Senior Subordinated Notes due 2013

        Reference is hereby made to the Indenture, dated as of August 11, 2003 (the "Indenture"), among GenCorp Inc., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                        in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

        (a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction.

        (b)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d)    ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

        (a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

        (b)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:
Dated:

2

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

        For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, hereby unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of August 11, 2003 (the "Indenture"), among GenCorp Inc., as issuer (the "Company"), the Guarantors listed on the signature pages thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, if any, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee under the Notes and the Indenture, all in accordance with the terms of the Notes and the Indenture; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration pursuant to Section 6.2 of the Indenture, redemption or otherwise. The Obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the guarantee. Except to the extent provided in the Indenture, including Sections 8.2, 8.3 and 10.5 thereof, this guarantee shall not be discharged except by complete performance of the Obligations contained herein and in the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[Signature page follows]

3

[NAME OF GUARANTOR]

By:	Name: Title:

4

QuickLinks

  Exhibit 4.1 Conformed Copy
TABLE OF CONTENTS
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2. THE NOTES
ARTICLE 3. REDEMPTION AND PREPAYMENT
ARTICLE 4. COVENANTS
ARTICLE 5. SUCCESSORS
ARTICLE 6. DEFAULTS AND REMEDIES
ARTICLE 7. TRUSTEE
ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER
ARTICLE 10. GUARANTEES
ARTICLE 11. SUBORDINATION
ARTICLE 12. SATISFACTION AND DISCHARGE
ARTICLE 13. MISCELLANEOUS
SIGNATURES
  EXHIBIT A-1
Option of Holder to Elect Purchase
Assignment Form
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
  EXHIBIT A-2
ASSIGNMENT FORM
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
EXHIBIT B FORM OF CERTIFICATE OF TRANSFER
ANNEX A TO CERTIFICATE OF TRANSFER
EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D FORM OF NOTATION OF GUARANTEE